                                                                    EXHIBIT 10.6



                                  $120,000,000
                        MULTI-CURRENCY REVOLVING CREDIT
                                   AGREEMENT


                          DATED AS OF JANUARY 9, 1998


                                     AMONG


                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED,

                            VARIOUS OTHER BORROWERS,

                           THE LENDERS NAMED THEREIN,

                                      AND

                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT

                                      AND

                   WACHOVIA BANK, N.A. AS DOCUMENTATION AGENT

                               TABLE OF CONTENTS





Title                                                                                                     Page
-----                                                                                                     ----
ARTICLE 1 DEFINITIONS, TERMS AND REFERENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         Section 1.1   Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         Section 1.2   Accounting Terms; GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 1.3   Other Referential Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 1.4   Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 2 REVOLVING CREDIT LOAN FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         Section 2.1   Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         Section 2.2   Swingline Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         Section 2.3   Procedure for Revolving Credit Loans and Swingline Loans . . . . . . . . . . . . .  17

         Section 2.4   Continuation and Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         Section 2.5   Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 2.6   Competitive Bid Loans; Procedure for Competitive Bid Borrowings  . . . . . . . . .  20

         Section 2.7   Multicurrency Competitive Bid Loans; Procedure for
                       Multicurrency Competitive Bid Borrowings . . . . . . . . . . . . . . . . . . . . .  23

         Section 2.8   The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         Section 2.9   Repayment of Revolving Credit Loans, Swingline Loans and Competitive
                       Bid Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         Section 2.10  Interest Basis: Interest Payment Dates . . . . . . . . . . . . . . . . . . . . . .  28

         Section 2.11  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         Section 2.12  Termination or Reduction of Commitment . . . . . . . . . . . . . . . . . . . . . .  35

         Section 2.13  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         Section 2.14  Additional Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 3 GENERAL FUNDING AND PAYMENT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         Section 3.1  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         Section 3.2  Availabilility of Alternative Currency and Rate Options . . . . . . . . . . . . .  37

         Section 3.3  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         Section 3.4  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Section 3.5  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Section 3.6  Funding Losses and Breakage Costs . . . . . . . . . . . . . . . . . . . . . . . .  40

         Section 3.7  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         Section 3.8  Highest Lawful Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         Section 3.9  European Monetary Union . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 4 REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 4.1  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 4.2  Survival of Representations and Warranties, etc.  . . . . . . . . . . . . . . . .  47

ARTICLE 5 COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         Section 5.1  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         Section 5.2  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         Section 5.3  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 6 CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         Section 6.1  Conditions Precedent to the Initial Loan to Each Borrower . . . . . . . . . . . .  52

         Section 6.2  Conditions Precedent to Each Loan or Letter of Credit . . . . . . . . . . . . . .  52

ARTICLE 7 EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         Section 7.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 8 REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         Section 8.1  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 9 SET-OFFS AND SHARING OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         Section 9.1  Right of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         Section 9.2  Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 10 THE AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         Section 10.1  Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         Section 10.2  Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         Section 10.3  The Agents and their Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         Section 10.4  Lender Credit Decision, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         Section 10.5  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         Section 10.6  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE 11 GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 11.1  Obligations Guaranteed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 11.2  Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 11.3  Lender's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 11.4  Guaranty Absolute and Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . .  61

         Section 11.5  Further Representations and Warranties; Credit Investigation . . . . . . . . . . . . .  61

         Section 11.6  Reinstatement of Guaranteed Obligations  . . . . . . . . . . . . . . . . . . . . . . .  61

         Section 11.7  Subrogation Rights; Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE 12 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         Section 12.1  No Waiver; Cumulative Rights; Severability . . . . . . . . . . . . . . . . . . . . . .  62

         Section 12.2  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         Section 12.3  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         Section 12.4  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         Section 12.5  Cost and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         Section 12.6  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

         Section 12.7  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         Section 12.8  Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         Section 12.9  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         Section 12.10  Agents and Lenders Not Joint Venturers  . . . . . . . . . . . . . . . . . . . . . . .  64

         Section 12.11  Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         Section 12.12  Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

         Section 12.13  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

         Section 12.14  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

         Section 12.15  Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

         Section 12.16  Revisions or Updates to Schedules . . . . . . . . . . . . . . . . . . . . . . . . . .  68

         Section 12.17  Submission to Jurisdiction; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .  68

         Section 12.18  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

         Section 12.19  Lender Not In Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

         Section 12.20  Reproduction of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

         Section 12.21  Mitigation Obligations; Substitution of Lenders . . . . . . . . . . . . . . . . . . .  71

         Section 12.22  Several Obligations of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

         Section 12.23  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

         Section 12.24  Margin Stock Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

EXHIBIT A         Notice Of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B         Notice of Continuation/Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C         Competitive Bid Borrowing Request   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D         Revolving Credit Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

EXHIBIT E         Swingline Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1

EXHIBIT F         Competitive Bid Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

EXHIBIT G         Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1

EXHIBIT H         Closing Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1

EXHIBIT I         Closing Certificate (Other Borrowers)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1

EXHIBIT J         Opinion of Counsel to American Management Systems, Incorporated   . . . . . . . . . . . . . . . J-1

EXHIBIT K         Assignment and Acceptance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . K-1

EXHIBIT L         Administrative Questionnaire  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . L-1

Schedule 2.11     List of Existing Letters of Credit issued by NationsBank, N.A.

Attachment A      Authorization Matrix

                   MULTI-CURRENCY REVOLVING CREDIT AGREEMENT

         THIS MULTI-CURRENCY REVOLVING CREDIT AGREEMENT, made, entered into and effective as of the 9th day of January, 1998, by and among each of the borrowers named herein on the signature pages hereof (individually, a "Borrower" and collectively, the "Borrowers"), American Management Systems, Incorporated, as guarantor (the "Guarantor"), each of the lenders named herein on the signature pages hereof (individually, a "Lender" and collectively, the "Lenders"), NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Wachovia Bank, N.A., documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                  WITNESSETH:

         Each Borrower has requested that the Lenders make available to it loans and letters of credit denominated in various currencies under a revolving credit facility in an aggregate principal amount to all Borrowers at any time outstanding not to exceed ONE HUNDRED TWENTY MILLION U.S. DOLLARS ($120,000,000.00) or the equivalent U.S. dollar amount thereof in currencies other than U.S. Dollars. Each of the Lenders is willing to make such loans and letters of credit available to each Borrower under a revolving credit facility upon the terms and subject to the conditions of this Agreement.

         Accordingly, the Borrowers, the Lenders, the Guarantor, the Administrative Agent and the Documentation Agent agree as follows:

                                   ARTICLE 1
                       DEFINITIONS, TERMS AND REFERENCES

         SECTION 1.1 CERTAIN DEFINITIONS. In addition to other terms elsewhere defined herein, as used in this Agreement and in any Exhibits or Schedules hereto, the following terms shall have the following meanings, unless the context requires otherwise:

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in the form of Exhibit M.

         "ADMINISTRATIVE AGENT" has the meaning set forth on the first page hereof.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account maintained by the Administrative Agent at NationsBank, N.A., #ABA: 053000196, Account No. 13662122506, for the purposes of this Agreement or such other account as may be specified by the Administrative Agent to the Borrowers and to the Lenders.

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

         "AGENT" means either the Administrative Agent or the Documentation Agent, and "Agents" means both of them.

         "AGENT'S FEES" means the fees payable to the Administrative Agent under the provisions of Section 2.13(c).

         "AGGREGATE COMMITMENTS" means the sum of the Commitments, as same may be reduced pursuant to Sections 2.12 and 12.13.

         "AGREEMENT" means this Multi-Currency Revolving Credit Agreement, as originally executed, and as amended, modified, supplemented, restated, renewed or extended from time to time.

         "AGREEMENT DATE" means the date first above written.

         "AMS" means American Management Systems, Incorporated.

         "APPLICABLE CURRENCY" means, as to any particular payment, Loan or Letter of Credit, the Approved Currency in which it is denominated or is payable.

         "APPLICABLE RATE" means, for any day, with respect to any Eurocurrency Rate Revolving Credit Loan or Swingline Loan, or with respect to the Facility Fees payable hereunder, or with respect to the Letter of Credit Fees payable hereunder, as the case may be, the applicable rate per annum, expressed as a percentage, equal to the number of basis points set forth below under the caption "Eurocurrency Rate Margin/Swingline Margin," "Facility Fee," or "LC Fee," as the case may be, based upon the ratio of Total Debt to EBITDA of AMS and its consolidated Subsidiaries:

--------------------------------------------------------------------------------------------------
  Total Debt : EBITDA           Eurocurrency Rate            Facility Fee               LC Fee
                             Margin/Swingline Margin        (basis points            (basis points
                             (basis points per annum)         per annum)              per annum)
--------------------------------------------------------------------------------------------------
Less than or equal to                  12.5                      12.5                     12.5
0.5
--------------------------------------------------------------------------------------------------
Greater than 0.5 but                   17.5                      12.5                     17.5
less than or equal to
1.0
--------------------------------------------------------------------------------------------------
Greater than 1.0 but                   22.5                      12.5                     22.5
less than or equal to
1.5
--------------------------------------------------------------------------------------------------
Greater than 1.5 but                   30.0                      15.0                     30.0
less than or equal to
2.0
--------------------------------------------------------------------------------------------------
Greater than 2.0 but                   37.5                      17.5                     37.5
less than or equal to
2.5
--------------------------------------------------------------------------------------------------
Greater than 2.5                       45.0                      20.0                     45.0
--------------------------------------------------------------------------------------------------

         For purposes of the foregoing, the Applicable Rate for any date shall be determined by reference to the ratio of Total Debt to EBITDA as of the last day of the fiscal quarter of AMS most recently ended as of such determination date (such calculation of EBITDA to be for the four fiscal quarters ending on such date), and any change in the Applicable Rate shall become effective five Business Days after the delivery to each Lender of the certificate with respect to the Financial Statements to be delivered pursuant to Section 5.1(a) for the fiscal quarter or fiscal year most recently ended, as the case may be, and shall apply to Loans and Letters of Credit outstanding on such delivery date or made on and after such delivery date. Notwithstanding the foregoing and except as provided in the following sentence, at any time during which AMS has failed to deliver to the Administrative Agent the certificate referred to above with respect to a fiscal quarter or fiscal year following the date that delivery of Financial Statements relating to such fiscal quarter or fiscal year are required to be delivered under Section 5.1(a), the ratio of Total Debt to EDITDA shall be deemed, solely for the purposes of calculating the Applicable Rate, to be greater than 2.5 until such time as AMS shall have delivered such certificate and Financial Statements to the Administrative Agent. Notwithstanding the foregoing, from the Closing Date to the earlier of (a) the date on which the certificate required by Section 5.1(a) with respect to the Financial Statements for the fiscal quarter ending March 31, 1998 is required to be delivered or (b) the date such certificate is actually delivered, the ratio of Total Debt to EBITDA shall be deemed, solely for purposes of calculating the Applicable Rate, to be greater than 1.0 but less than or equal to 1.5.

         "APPROVED CURRENCY" means U.S. Dollars, Australian Dollars, Belgian Francs, British Pounds, Canadian Dollars, Dutch Guilders, Finnish Markkas, French Francs, German Marks, Italian Lira, Japanese Yen, Spanish Pesetas, Swedish Kroner, Swiss Francs and any other currencies approved by the Lenders which are freely transferable and convertible into U.S. Dollars and in which dealings in deposits are carried out in the London interbank market.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit K.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy Code" as now or hereafter in effect, or any successor statute, including (unless the context otherwise requires) any rule or regulation promulgated thereunder in each case as in effect from time to time. References to Sections of the Bankruptcy Code shall be construed to also refer to any successor Sections.

         "BASE RATE" means, for any day, a simple interest rate per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Rate for such day plus .50%.

         "BASE RATE LOAN" means any Loan which bears interest at the time in question at the Base Rate.

         "BASE RATE REVOLVING CREDIT LOAN" means any Revolving Credit Loan which bears interest at the time in question at the Base Rate.

         "BORROWER" means each of AMS, AMS Management Systems Deutschland GmbH, AMS Management Systems Europe S.A./N.V., AMS Management Systems U.K. Ltd., AMS Management Systems Canada Inc., AMSY Management Systems Netherlands, B.V., Nordic Business Management Systems AB, AMS Management Systems Australia Pty. Limited, AMS Management Systems Espana, S.A., AMS Management Systems (Switzerland) AG, AMS Management Systems Italia S.p.A., AMS Management Systems France, S.A., and, so long as the Guaranty is in full force and effect, each other Subsidiary of AMS, if any, designated by AMS pursuant to Section 2.14 hereof; and "BORROWERS" means all of the foregoing.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte or New York are authorized or required to close; and, if the applicable Business Day relates to any Eurocurrency Rate Loan, a day on which dealings are carried on in the London interbank market for deposits in the Applicable Currency; and, if the applicable Business Day relates to a day on which any amount is to be paid or made available, any day on which commercial banks and foreign exchange markets are open for business and are not required or authorized by law to close in New York, London and the principal financial center for the Applicable Currency.

         "CAPITALIZED LEASE OBLIGATIONS" means with respect to AMS and its Subsidiaries, taken on a consolidated basis, the amount determined in accordance with GAAP which represents the capitalized value of leases which appears on the liability side of a balance sheet as part of the Financial Statements.

         "CLOSING AND CLOSING DATE" means the first Business Day on which all of the conditions precedent set forth in Section 6.1 shall have been met.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, including (unless the context otherwise requires) any rules or regulations promulgated thereunder, in each case as in effect from time to time. Reference to Sections of the Code shall be construed to also refer to any successor Sections.

         "COMMITMENT" means each Lender's individual obligation to make Revolving Credit Loans and to acquire participations in Letters of Credit in a principal amount not to exceed the Equivalent U.S. Dollar Amount shown on the signature pages opposite its name, as such amount may be reduced from time to time pursuant to Sections 2.12 and 12.13.

         "COMMITMENT PERCENTAGE" means the percentage that the Commitment of each Lender bears to the Aggregate Commitments, which percentage is shown on the signature pages opposite the name of each Lender, as such percentages may be adjusted from time to time as provided in Section 12.13(a).

         "COMPETITIVE BID BORROWING REQUEST" means the borrowing request provided for in Section 2.6(a) and Section 2.7(a) in the form of Exhibit C hereto.

         "COMPETITIVE BID LOAN" means an USD Competitive Bid Loan or a Multicurrency Rate Competitive Bid Loan.

         "COMPETITIVE BID NOTE" means the promissory note in substantially the form of Exhibit F hereto, executed and delivered by each Borrower, payable to the order of a Lender and evidencing the Competitive Bid Loans.

         "DEBT" of any Person means all obligations, contingent or otherwise which, in accordance with GAAP, should be classified upon such Person's balance sheet as liabilities or disclosed in footnotes thereto, but in any event including liabilities secured by any lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed) and obligations which have been or under GAAP should be capitalized for financial accounting purposes, and excluding operating leases.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

         "DEFAULT CONDITION" means the occurrence of any event, condition, act or omission which, after satisfaction of any requirement for the giving of notice or the lapse of time, or the happening of any other condition, or any determination by the Required Lenders, or any combination of the foregoing, would, unless cured or waived, become an Event of Default.

         "DEFAULT RATE" means (a) with respect to any Base Rate Loan, a fluctuating interest rate per annum equal to the Prime Rate, plus two percent (2%) and (b) with respect to any Eurocurrency Rate Revolving Credit Loan. Swingline Loan or Competitive Bid Loan, the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of the occurrence of an Event of Default until the end of the Interest Period applicable thereto, and thereafter, a fluctuating interest rate per annum equal to the Prime Rate plus two percent (2%).

         "DENOMINATION DATE" means, (i) with respect to the borrowing, continuation or conversion of a Loan denominated in U.S. Dollars, the date such Loan is made, converted or continued; (ii) with respect to the borrowing, conversion or continuation of a Eurocurrency Rate Revolving Credit Loan or a Swingline Loan denominated in an Approved Currency other than U.S. Dollars, the date that is two Business Days before the date such Loan is made, converted, or continued as a Eurocurrency Rate Revolving Credit Loan; (iii) with respect to the issuance of a Letter of Credit, the date such Letter of Credit is issued;
(iv) with respect to a borrowing of a Competitive Bid Loan, the date such Loan is accepted by Borrower; and (v) for purposes of determining the applicability of the Usage Premium pursuant to Sections 2.10 and 2.13(b), each of the foregoing dates and, in addition, the date any repayment of principal of a Revolving Credit Loan, Swingline Loan or Unpaid Drawing occurs, the date any Letter of Credit expires or is terminated, the date the stated amount of any Letter of Credit is reduced, and the first day of January, April, July and October in each year.

         "DOCUMENTATION AGENT" has the meaning set forth on the first page hereof.

         "EBILTDA" means, for any period, with respect to AMS and its Subsidiaries, taken on a consolidated basis, earnings before interest, operating leases, taxes, depreciation and amortization expenses, as set forth or reflected on the most recent consolidated Financial Statements of AMS and its consolidated Subsidiaries prepared in accordance with GAAP (except in the case of interim statements as to the absence of footnotes) and delivered to the Administrative Agent in accordance with Section 5.1(a).

         "EBITDA" means, for any period, with respect to AMS and its Subsidiaries, taken on a consolidated basis, earnings before interest, taxes, depreciation and amortization expenses, as set forth or reflected on the most recent consolidated Financial Statements of AMS and its consolidated Subsidiaries prepared in accordance with GAAP (except in the case of interim statements as to the absence of footnotes) and delivered to the Administrative Agent in accordance with Section 5.1(a).

         "EMPLOYEE PLAN" means an employee benefit plan or other plan covered by Title IV of ERISA and maintained in whole or in part for employees of AMS or any of its Subsidiaries, including any such plan of an ERISA Affiliate.

         "EQUIVALENT U.S. DOLLAR AMOUNT" means (i) with respect to an amount denominated in U.S. Dollars, the amount thereof, and (ii) with respect to an amount denominated in an Approved Currency other than U.S. Dollars, the amount of U.S. Dollars that may be purchased from such amount of Approved Currency at the Spot Exchange Rate at approximately 11:00 A.M., Charlotte, North Carolina time on any Business Day of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "ERISA AFFILIATE" means any Person which is a member of the same "controlled group of corporations" as AMS or any Person under "common control" with AMS within the meaning of Section 414 of the Code.

         "EUROCURRENCY RATE" means, with respect to any Eurocurrency Rate Revolving Credit Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

        Eurocurrency Rate =                      LIBOR
                                ------------------------------------------
                                1 - Eurocurrency Reserve Percentage

         The Eurocurrency Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "EUROCURRENCY RATE REVOLVING CREDIT LOAN" means any Revolving Credit Loan which bears interest at the time in question based on the Eurocurrency Rate.

         "EUROCURRENCY RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time, under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable to any member of the Federal Reserve System with respect to Eurocurrency liabilities as that term is defined in Regulation D, or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Rate Revolving Credit Loans is determined, whether or not any Lender has any such Eurocurrency liabilities subject to such reserve requirement at that time. Eurocurrency Rate Revolving Credit Loans shall be deemed to constitute Eurocurrency liabilities and, as such, shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

         "EXISTING CREDIT AGREEMENT" means the $100,000,000 Multi-Currency Revolving Credit and Term Loan Agreement dated as of December 24, 1996, as amended, among AMS, the Borrowers, the Lenders named therein, Wachovia Bank of Georgia, N.A., as Administrative Agent and NationsBank, N.A., as Documentation Agent.

         "EXISTING LETTER OF CREDIT" has the meaning set forth in Section 2.11(q) hereof.

         "EVENT OF DEFAULT" means any of the events or conditions described in
Article 7 hereof.

         "FACILITY FEE" has the meaning set forth in Section 2.13(a) hereof.

         "FEDERAL FUNDS RATE" means, for any day, the simple interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day in the daily statistical release designated as the composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, under the caption Federal Funds Effective Rate, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "FINANCIAL STATEMENTS" means, as may be applicable, balance sheets, statements of income, cash flow statements, and statements of changes in stockholders' equity (other than those required to be delivered pursuant to Section 5.1(b)).

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "GUARANTY" means the guaranty of AMS contained in Article 11 hereof.

         "GUARANTOR" means AMS.

         "HIGHEST LAWFUL RATE" means the maximum lawful rate of interest (or, if the context so requires, an amount calculated at such rate) which a Lender is allowed to contract for, charge, take, reserve or receive under applicable Law.

         "INTEREST AND LEASE CHARGES" means, for any period, the sum of the interest expenses and all payment obligations under all operating leases and rental agreements set forth or reflected on the most recent consolidated Financial Statements of AMS and its consolidated Subsidiaries prepared in accordance with GAAP (except in the case of interim statements as to the absence of footnotes) and delivered to the Administrative Agent in accordance with Section 5.1(a).

         "INTEREST PERIOD" means (a) in connection with any Eurocurrency Rate Revolving Credit Loan denominated in U.S. Dollars, the period beginning on the date such Loan is made or continued as or converted to a Eurocurrency Rate Revolving Credit Loan and ending one, two, three or six months thereafter, as Borrower may elect; (b) in connection with any Eurocurrency Rate Revolving Credit Loan denominated in an Approved Currency other than U.S. Dollars, the period beginning on the date such Loan is made or continued as or converted to a Eurocurrency Revolving Credit Rate Loan and ending one, two or three months thereafter, as Borrower may elect; (c) in connection with a Swingline Loan denominated in an Approved Currency other than U.S. Dollars, the period beginning on the date such Loan is made and ending seven days thereafter; and
(d) as to any Competitive Bid Loan, each period specified by Borrower for such Competitive Bid Loan in the related Competitive Bid Borrowing Request delivered pursuant to Section 2.6(a)(i) or Section 2.7(a)(i) (but not more than 120 days). Notwithstanding the foregoing, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) hereof) end on the last day of such calendar month; and (iii) no Interest Period shall extend beyond the Revolving Credit Termination Date.

         "LC SUBFACILITY" has the meaning set forth in Section 2.11(b) hereof.

         "LAW" means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         "LENDING OFFICE" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) for either Eurocurrency Revolving Credit Loans or Base Rate Loans or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent.

         "LETTER OF CREDIT" means any documentary letter of credit or any standby letter of credit issued by the Administrative Agent for the account of a Borrower pursuant to Section 2.11 hereof.

         "LETTER OF CREDIT FEE" has the meaning set forth in Section 2.13(b) hereof.

         "LETTER OF CREDIT PARTICIPANT" has the meaning set forth in Section 2.11(g) hereof.

         "LIBOR" means, with respect to any Eurocurrency Rate Revolving Credit Loan or Multicurrency Competitive Bid Loan for the Interest Period applicable thereto, the rate of interest per annum determined by the Administrative Agent to be the rate of interest per annum for deposits in the Applicable Currency for a period equal to the relevant Interest Period quoted on Telerate, page 3740 or 3750, as the case may be, at or about 11:00 A.M., London time, on the second Business Day before the commencement of such Interest Period. If no such quotations are available, LIBOR shall be determined by the Administrative Agent to be the arithmetic mean, rounded upward if necessary, to the nearest 1/100th of one percent of the respective rates of interest per annum notified to the Administrative Agent by the Reference Banks as the rate of interest (rounded upward to the nearest 1/100th of one percent) at which deposits in the Applicable Currency in which such Loan is denominated in an amount approximately equal to the aggregate amount of such Loan requested to be borrowed, and having a maturity equal to such Interest Period, are offered to major banks in the London interbank market at or about 11:00 A.M., London time, on the second Business Day before (and for value on) the commencement of such Interest Period, provided, however, that if the day on which quotations would ordinarily be given in the London interbank market for deposits in the Applicable Currency is not the second Business Day before the commencement of the Interest Period for value on the commencement of such Interest Period, then LIBOR will be determined at or about 11:00 A.M., London time, on the day on which quotations would normally be given for such Applicable Currency for value on the commencement of such Interest Period.

         "LIBOR BID MARGIN" is the rate per annum, expressed as a percentage, equal to the number of basis points to be added to or subtracted from the applicable LIBOR and set forth by a Lender in an offer to make a Multicurrency Competitive Bid Loan pursuant to Section 2.7(a)(ii).

         "LOAN" means a Revolving Credit Loan, a Swingline Loan or a Competitive Bid Loan.

         "LOAN DOCUMENTS" means this Agreement, a Revolving Credit Note, the Swingline Note or a Competitive Bid Note and any and all other documents, instruments, certificates and agreements executed and/or delivered by a Borrower, any of its Subsidiaries or any other Person in connection herewith or therewith or relating to the Loans, or any one, more, or all of the foregoing, as the context shall require, as amended, modified or supplemented from time to time.

         "MARGIN STOCK" means "margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "MATERIAL DEBT" has the meaning set forth in Section 7.1(e) hereof.

         "MATERIALLY ADVERSE EFFECT" means (a) a material adverse effect on the business, operations or condition (financial or otherwise) of AMS and its Subsidiaries (taken as a whole), (b) a material adverse affect on the ability of AMS or any other Person to perform or comply with any of the terms or conditions of any Loan Document to which it is a party, or (c) a material adverse affect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of any Lender to enforce any rights or remedies under or in connection with any Loan Document.

         "MULTICURRENCY COMPETITIVE BID LOAN" means a Competitive Bid Loan denominated in an Approved Currency other than U.S. Dollars made pursuant to
Section 2.7.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "NATIONSBANK" means NationsBank, N.A.

         "NET WORTH" means, with respect to AMS and its consolidated Subsidiaries, all amounts which, in conformity with GAAP, would be included in shareholders' equity on a consolidated balance sheet.

         "NOTE" means a Revolving Credit Note, the Swingline Note or a Competitive Bid Note; and "NOTES" means all such Notes.

         "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit A hereto with respect to a proposed Revolving Credit Loan or a proposed Swingline Loan, or telephonic notice given pursuant to Section 2.3(c) herein.

         "NOTICE OF CONTINUATION/CONVERSION" means a notice in substantially the form of Exhibit B hereto with respect to a proposed continuation or conversion of a Revolving Credit Loan or telephonic notice pursuant to Section 2.4(c) hereof.

         "OBLIGATIONS" means (a) each Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans when and as due whether at maturity, by acceleration or otherwise, and (b) all fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrowers under this Agreement or any other Loan Document.

         "PARTICIPANT" has the meaning set forth in Section 12.13(e) hereof.

         "PARTICIPATING LENDER" has the meaning set forth in Sections 2.6(a)(v) and 2.7(a)(v) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, insurance trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PRIME RATE" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 A.M., Charlotte, North Carolina time, of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "PROHIBITED TRANSACTION" means any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         "REFERENCE BANKS" means NationsBank, N.A. and Wachovia Bank, N.A.

         "REPORTABLE EVENT" has the meaning specified therefor in Title IV of ERISA.

         "REQUIRED LENDERS" means, at any time, Lenders having at least 50% of the Aggregate Commitments; and, if the Aggregate Commitments are no longer in effect, Lenders which are owed at least 50% of the aggregate outstanding principal amount of the Revolving Credit Loans, or, if there are no Swingline Loans or Revolving Credit Loans outstanding, but there are Letters of Credit outstanding, Letter of Credit Participants owning at least 50% of the participation interests in all outstanding Letters of Credit, or, if there are no Swingline Loans, Revolving Credit Loans or Letters of Credit outstanding, Lenders which are owed at least 50% of the aggregate amount of the Competitive Bid Loans outstanding.

         "REVOLVING CREDIT LOAN" means any loan made to any Borrower pursuant to Section 2.1 hereof, and "REVOLVING CREDIT LOANS" means all such loans.

         "REVOLVING CREDIT NOTE" means the promissory note substantially in the form of Exhibit D hereto, executed and delivered by each Borrower, payable to the order of a Lender and evidencing the Revolving Credit Loans.

         "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (a) January 9, 2003, and any and all extensions or renewals thereof, and (b) the date on which the Aggregate Commitments shall be terminated pursuant to Section
2.12 or Section 8.1 hereof.

         "SPOT EXCHANGE RATE" means, on any Business Day with respect to any calculation of the Equivalent U.S. Dollar Amount of any Approved Currency other than U.S. Dollars, the spot rate at which U.S. Dollars are offered on such day by the Administrative Agent in the London foreign exchange market for such Approved Currency.

         "SUBSIDIARY" means, as to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding general partnership interests is, at the time, owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower or a Subsidiary or Subsidiaries of such Subsidiary or Subsidiaries.

         "SWINGLINE LOANS" means the Loans made pursuant to Section 2.2(a) hereof.

         "SWINGLINE NOTE" means the promissory note in substantially the form of Exhibit E hereto, executed and delivered by each Borrower, payable to the order of NationsBank and evidencing Swingline Loans.

         "TAXES" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Governmental Authority.

         "TOTAL DEBT" means, with respect to AMS and its Subsidiaries, taken on a consolidated basis, the sum of the amounts (without duplication) of (i) all indebtedness for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations to pay the deferred purchase price of property or services, exclusive of trade accounts and accounts payable, (iv) all Capitalized Lease Obligations and (v) all direct or indirect guaranties of any such obligations of third parties (other than the Obligations) and all standby letters of credit issued for the account of any of them.

         "TYPE OF LOAN" means, with respect to a Revolving Credit Loan, a Base Rate Revolving Credit Loan or a Eurocurrency Rate Revolving Credit Loan.

         "U.K. QUALIFYING LENDER" means a Lender which is either:

                 (a) (i) a bank within the meaning of Section 840A of the United Kingdom Income and Corporation Taxes Act 1988; (ii) will be beneficially entitled to any interest to be paid to it on any advance to AMS Management Systems U.K. Limited ("AMS U.K.") under this Agreement; and (iii) is within the charge to United Kingdom corporation tax as respects such interest; provided, however, that, if Section 349 or Section 840A of the Income and Corporation Taxes Act 1988 is repealed, modified, extended or re-enacted, the Administrative Agent may at any time and from time to time (after consultation with AMS) amend this paragraph (a) in such manner as it may reasonably determine to put, so far as practicable, AMS U.K. and the Lenders in the same position as they would otherwise have been in; and provided, further, that an Assignee will not be a UK Qualifying Lender by reason of this paragraph (a) unless the assignor Lender was also a UK Qualifying Lender by reason of this paragraph (a); or

                 (b) "resident" (as such term is defined in the appropriate double taxation treaty) in a country (the "Lender's" Treaty Country") with which the United Kingdom has a double taxation treaty generally giving residents of that country complete exemption from United

Kingdom Tax on interest (and which does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected) (a "U.K. Treaty Lender") and for this purpose "double taxation treaty" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "UNPAID DRAWING" has the meaning set forth in Section 2.11(e) hereof.

         "USD COMPETITIVE BID LOAN" means a Competitive Bid Loan denominated in U.S. Dollars made pursuant to Section 2.6.

         "U.S. DOLLARS" AND THE SIGN "$" means United States Dollars or such coin or currency of the United States of America as at the time of payment shall be legal funds for the payment of public and private debts in the United States of America.

         "USAGE PREMIUM" shall mean the rate per annum, expressed as a percentage, equal to 12.5 basis points which shall be added to the Applicable Rate in respect of Revolving Credit Loans and Letters of Credit as provided in
Section 2.10 and 2.13.

         "WACHOVIA" means Wachovia Bank, N.A.

         SECTION 1.2 ACCOUNTING TERMS; GAAP. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

         SECTION 1.3      OTHER REFERENTIAL PROVISIONS.

                 (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

                 (b) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                 (d) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause, Schedule or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of such Schedule or Exhibit to or in another document or instrument.

                 (e) Each definition of a document in this Agreement shall include such document as amended, modified, or supplemented from time to time in accordance with the terms of this Agreement.

                 (f) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

                 (g) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in Charlotte, North Carolina.

         SECTION 1.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE 2
                         REVOLVING CREDIT LOAN FACILITY

         SECTION 2.1      REVOLVING CREDIT LOANS.

                 (a) Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender severally and not jointly agrees to make Revolving Credit Loans to each Borrower in an aggregate principal amount not to exceed its Commitment Percentage of (i) the Aggregate Commitments minus (ii) the sum of (x) the aggregate principal amount of all Loans (other than any Loans which are repaid with the proceeds of such Revolving Credit Loans) outstanding to all of the Borrowers, (y) the stated amounts of all Letters of Credit outstanding for the account of all Borrowers and (z) the amount of all Unpaid Drawings (other than any Unpaid Drawings which are repaid with the proceeds of Revolving Credit Loans), if any, then outstanding. The Revolving Credit Loans will be made from time to time on any Business Day during the period from the Closing Date to but excluding the Revolving Credit Termination Date, and, subject to the limits set forth herein, at such times and in such amounts as Borrower may request, which amounts may be borrowed, repaid and, to but excluding the Revolving Credit Termination Date, reborrowed.

                 (b) The aggregate principal amount of each borrowing of Base Rate Revolving Credit Loans shall not be less than (i) $1,000,000 or (ii) an aggregate principal amount equal to the remaining balance of the available Aggregate Commitments, and if greater, shall be in integral multiples of $500,000, and the aggregate principal amount of each borrowing of Eurocurrency Rate Revolving Credit Loans shall not be less than the Equivalent U.S. Dollar Amount of $2,000,000, except that, in any event, the aggregate principal amount of each borrowing of Eurocurrency Rate Revolving Credit Loans denominated in Canadian Dollars or Australian Dollars shall not be less than the Equivalent U.S. Dollar Amount of $3,500,000. Revolving Credit Loans shall be made ratably by the Lenders in accordance with their respective Commitment Percentages, provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of the obligation to lend hereunder. For purposes of determining the amounts referred to in Sections 2.1(a) and (b) hereof, the Equivalent U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of the Denomination Date for each borrowing of a Revolving Credit Loan.

                 (c) Each Revolving Credit Loan to any Borrower may be either a Base Rate Revolving Credit Loan denominated in U.S. Dollars or a Eurocurrency Rate Revolving Credit Loan denominated in an Approved Currency.
No Borrower shall be entitled to any borrowing which, if made, would result in more than five Eurocurrency Rate Revolving Credit Loans outstanding to such Borrower at any one time or more than fifteen Eurocurrency Rate Revolving Credit Loans outstanding to all Borrowers at any one time. For purposes of the foregoing, Eurocurrency Rate Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same day, shall be considered separate Loans.

                 (d) Upon receipt of a Notice of Borrowing of Revolving Credit Loans, the Administrative Agent shall promptly notify each Lender by telephone, telex, or telecopy of the contents thereof, the amount of such Lender's portion of such Loan and the Type of Loan. In the case of a Notice of Borrowing for a Base Rate Loan which is received by the Administrative Agent prior to 11:00 A.M., Charlotte, North Carolina time, the Administrative Agent shall provide such notice to each Lender not later than 12:00 NOON, Charlotte, North Carolina time. Subject to the satisfaction of all conditions precedent thereto as set forth herein, each Lender shall, not later than 2:00 P.M., Charlotte, North Carolina time, on the date specified in the Notice of Borrowing, deposit to the Administrative Agent's Account, in federal or other immediately available funds, such Lenders' ratable share of such Loan. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Loan in accordance with this Section 2.1(d), and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made such ratable portion available to the Administrative Agent, such Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent (i) with respect to Borrower, at the interest rate applicable at the time the Type of Loan is chosen, or (ii) with respect to the Lender, at the Federal Funds Rate. Such payment by Borrower, however, shall be without prejudice to the rights against such Lender. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's ratable share of the Loan for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the borrowing date applicable thereto, but without prejudice to Borrower's rights against such Lender.

         SECTION 2.2      SWINGLINE LOANS.

                 (a) Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, NationsBank agrees to make a loan or loans to any Borrower denominated in the Approved Currency which is the lawful currency of the nation under the laws of which a Borrower is organized (each a "Swingline Loan" and collectively, the "Swingline Loans") (except that Swingline Loans to American Management Systems Portugal - Consultoria E Desenvolvimento de Software Sociedade Unipessoal, LDA shall be denominated in U.S. Dollars and Swingline Loans to AMS Management Systems Poland Sp. Z O.O. shall be denominated in U.S. Dollars or German Marks), which Swingline Loan (i) may be repaid and reborrowed in accordance with the provisions hereof; (ii) in the case of a Swingline Loan denominated in an Approved Currency other than U.S. Dollars, shall not be less than the Equivalent U.S. Dollar Amount of $500,000, except that in any event the amount of any Swingline Loan denominated in Canadian Dollars or Australian Dollars shall not be less than the Equivalent U.S. Dollar Amount of $1,000,000; (iii) shall not exceed the Aggregate Commitments minus (A) the aggregate principal amount of all Loans (other than Loans which are repaid with the proceeds of such Swingline Loan) outstanding to all of the Borrowers, (B) the stated amounts of all Letters of Credit outstanding for the account of all Borrowers and (C) the amount of all Unpaid Drawings (other than Unpaid Drawings repaid with the proceeds of such Swingline
Loan), if any, then outstanding; (iv) when aggregated with all other Swingline Loans outstanding after giving effect to the application of the proceeds thereof, shall not exceed the Equivalent U.S. Dollar Amount of $20,000,000 at any time; and (v) NationsBank will not make a Swingline Loan after it has received written notice from the Required Lenders that a Default Condition or Event of Default exists. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of the Denomination Date for each borrowing of a Swingline Loan.

                 (b) On any Business Day, NationsBank may, in its sole discretion, give notice to the Administrative Agent, the Lenders (other than NationsBank) and AMS that its outstanding Swingline Loans denominated in U.S. Dollars shall be funded with a borrowing of Revolving Credit Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default), and NationsBank shall, in any event, not later than the seventh Business Day after any borrowing of a Swingline Loan denominated in U.S. Dollars, fund such outstanding Swingline Loan with a borrowing of Revolving Credit Loans, in which case a borrowing of Revolving Credit Loans constituting Base Rate Loans shall be made on the immediately succeeding Business Day by all of the Lenders pro rata based upon each Lender's Commitment Percentage, and the proceeds thereof shall be applied directly to repay NationsBank for such outstanding Swingline Loans.

                 (c) A Swingline Loan denominated in an Approved Currency other than U.S. Dollars shall be made for an Interest Period of seven days and shall be repaid in full on the last day of the Interest Period. Unless AMS notifies the Administrative Agent by 11:00 A.M., Charlotte, North Carolina time on the second Business Day prior to the last day of the Interest Period for such Swingline Loan that such Loan will be repaid in full or refunded with a borrowing of a Eurocurrency Rate Revolving Credit Loan at maturity, then, so long as there exists no Default Condition or Event of Default, and so long as such borrowing satisfies all of the conditions of Section 2.1(b), the Administrative Agent shall cause the borrowing of a Eurodollar Rate Revolving Credit Loan on the last day of the Interest Period by all Lenders pro rata based upon each Lender's Commitment Percentage, and the proceeds thereof shall be applied directly to repay NationsBank for such outstanding Swingline Loan, which Loan shall be denominated in the same Approved Currency as such Swingline Loan and shall have an Interest Period of one month. If a Default Condition or Event of Default exists on the maturity date of such Swingline Loan, the Administrative Agent shall fund such outstanding Swingline Loan with a borrowing of a Base Rate Revolving Credit Loan by all of the Lenders pro rata based upon each Lender's Commitment Percentage, and the proceeds thereof shall be applied directly to repay NationsBank for such outstanding Swingline Loans.

                 (d) Each Lender hereby irrevocably agrees to make Revolving Credit Loans for the purpose of refunding Swingline Loans in the amount and in the manner specified in subsections 2.3(b) and (c) and on the date specified in writing by the Administrative Agent notwithstanding (i) in the case of Base Rate Loans, that the amount of such borrowing may not comply with the minimum borrowing amounts otherwise required hereunder, (ii) whether any conditions specified in Section 6.2 are then satisfied, (iii) whether a Default Condition or Event of Default has occurred and is continuing, (iv) in the case of Base Rate Loans, the date of such borrowing and (v) any reduction in the Aggregate Commitments after any such Swingline Loans were made. In the event that any borrowing pursuant to this Section 2.2 cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of AMS), each Lender (other than NationsBank) hereby agrees that it shall forthwith purchase from NationsBank (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all interest payable on the Swingline Loans shall be for the account of NationsBank until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

         SECTION 2.3      PROCEDURE FOR REVOLVING CREDIT LOANS AND SWINGLINE
LOANS.

                 (a) Whenever a Borrower desires to borrow a Revolving Credit Loan hereunder, it shall deliver to the Administrative Agent an irrevocable Notice of Borrowing on or before (i) the proposed borrowing date with respect to a Base Rate Revolving Credit Loan, and (ii) at least three Business Days before the proposed borrowing date with respect to a Eurocurrency Rate Revolving Credit Loan, each such notice to be given prior to 11:00 A.M., Charlotte, North Carolina time, on the date specified. The Notice of Borrowing shall specify (i) the proposed borrowing date, (ii) the amount of the Revolving Credit Loan and the Applicable Currency, (iii) the Type of Loan and (iv) with respect to a Eurocurrency Rate Revolving Credit Loan, the initial Interest Period to be applicable thereto. Each Notice of Borrowing shall be signed by a representative of such Borrower duly designated to give such notice pursuant to appropriate corporate authority, and such Borrower shall notify the Administrative Agent in writing of the names of such representatives and shall provide the Administrative Agent with specimen signatures of such representatives in the form of an authorization matrix (attached, as supplemented or modified by AMS from time to time, as Attachment A). The Administrative Agent shall be entitled to rely conclusively on such representative's authority to request Revolving Credit Loans on behalf of Borrower until the Administrative Agent receives from

Borrower written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, but the Administrative Agent shall have a duty to inspect any Notice of Borrowing for facial conformity to the authorization matrix.

                 (b) Whenever a Borrower desires to borrow a Swingline Loan hereunder, it shall deliver to the Administrative Agent an irrevocable Notice of Borrowing (i) in the case of a Loan denominated in U.S. Dollars, not later than 12:00 NOON, Charlotte, North Carolina time, on the proposed borrowing date and (ii) in the case of a Loan to any Borrower denominated in an Approved Currency other than U.S. Dollars, not later than 11:00 A.M., Charlotte, North Carolina time on the third Business Day prior to the borrowing date. The Notice of Borrowing shall specify the date of such borrowing, the amount of the Swingline Loan and the Applicable Currency.

                 (c) In lieu of delivering a Notice of Borrowing pursuant to Sections 2.3(a) and (b) hereof, Borrower may give the Administrative Agent telephonic notice by the required time of the proposed borrowing; provided that such notice shall be promptly confirmed in writing by delivery to the Administrative Agent of a Notice of Borrowing. The Administrative Agent shall be entitled to rely upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized representative of Borrower, or for otherwise acting in good faith under this Section 2.3.

         SECTION 2.4      CONTINUATION AND CONVERSIONS.

                 (a) Subject to Sections 3.2 and 3.3 hereof, Borrower shall have the option, from time to time, to elect to convert or continue the Type of Loan as follows:

                          (i) if such Revolving Credit Loan is a Base Rate Loan, Borrower may elect, as of any Business Day, to convert such Loan or a portion thereof to a Eurocurrency Rate Revolving Credit Loan denominated in U.S. Dollars;

                          (ii)    if such Revolving Credit Loan is a
                 Eurocurrency Rate Revolving Credit Loan denominated in U.S. Dollars, Borrower may elect to change such Loan or a portion thereof to a Base Rate Loan, or may elect to continue such Loan or a portion thereof as a Eurocurrency Rate Revolving Credit Loan denominated in U.S. Dollars for an additional Interest Period, in each case beginning on the last day of the then current Interest Period applicable to such Loan; and

                          (iii)   if such Revolving Credit Loan is a
                 Eurocurrency Rate Revolving Credit Loan denominated in an Approved Currency other than U.S. Dollars, Borrower may elect to continue such Loan or portion thereof as a Eurocurrency Rate Revolving Credit Loan denominated in the same currency for an additional Interest Period, in each case beginning on the last day of the then current Interest Period applicable to such Loan;

provided that (A) any election of a Eurocurrency Rate Revolving Credit Loan is subject to there being no Default Condition or Event of Default then in existence, (B) the Equivalent U.S. Dollar Amount of such Loan, when aggregated with all other Loans outstanding hereunder and the stated amounts of all Letters of Credit for the account of all Borrowers and the amount of all Unpaid Drawings, if any, then outstanding, would not exceed the Aggregate Commitments, and (C) the Equivalent U.S. Dollar Amount of the Loan or portion thereof converted to or continued as a Loan denominated in U.S. Dollars shall not be less than $1,000,000 and if greater, shall be in integral multiples of $500,000, and the Equivalent U.S. Dollar Amount of the Loan or portion thereof converted to or continued as a Loan denominated in an Approved Currency other than U.S. Dollars shall not be less than $2,000,000, except that, in any event, the Equivalent Dollar Amount of the Loan or portion thereof converted to or continued as a Loan denominated in Canadian Dollars or Australian Dollars shall not be less than $3,500,000. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of the Denomination Date for such conversion or continuation.

                 (b) Each such continuation or conversion shall be effected by Borrower delivering to the Administrative Agent a Notice of Continuation/Conversion at least (i) one Business Day prior to a conversion of a Eurocurrency Rate Revolving Credit Loan denominated in U.S. Dollars to a Base Rate Loan and (ii) in all other cases, three Business Days prior to the date of the proposed continuation or conversion, each such notice to be given prior to 11:00 A.M. Charlotte, North Carolina time on the date specified. Each Notice of Continuation/Conversion shall be irrevocable and shall specify the Type of Loan to be continued or converted and the Interest Period to be applicable thereto. In the event no Notice of Continuation/Conversion is delivered by a Borrower with respect to any Eurocurrency Rate Revolving Credit Loan to such Borrower in conformity with this Section 2.4(b), then such Loan shall be continued as a Eurocurrency Rate Revolving Credit Loan with an Interest Period of one month. Notwithstanding the foregoing or the provisions of Section 2.5 hereof, if a Default Condition or Event of Default is in existence or would result from any proposed continuation of a Eurocurrency Rate Revolving Credit Loan, such Loan may not be continued as a Eurocurrency Rate Revolving Credit Loan but instead shall be automatically converted on the last day of such Interest Period into a Base Rate Revolving Credit Loan.

                 (c)      In lieu of delivery of a Notice of
Continuation/Conversion, Borrower may give the Administrative Agent telephonic notice by the required time of the proposed continuation or conversion; provided that such notice shall be promptly confirmed in writing by delivery to the Administrative Agent of a Notice of Continuation/Conversion. The Administrative Agent shall be entitled to rely upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized representative of Borrower or for otherwise acting in good faith under this Section 2.4.

         SECTION 2.5 INTEREST PERIODS. At the time Borrower gives any Notice of Borrowing or Notice of Continuation/Conversion in respect of the making or continuation of a Eurocurrency Rate Revolving Credit Loan complying with the requirements of Sections 2.3 or 2.4 hereof, Borrower shall elect the Interest Period to be applicable to such Loan. If, upon the expiration of any Interest Period for a Revolving Credit Loan, a Borrower has failed to elect a new Interest Period, then such Borrower shall be deemed to have given notice of election of an Interest Period of one month.

         SECTION 2.6 COMPETITIVE BID LOANS; PROCEDURE FOR COMPETITIVE BID BORROWINGS.

                 (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees that any Borrower may effect a borrowing of USD Competitive Bid Loans from time to time on any Business Day during the period from the Closing Date until the date occurring 30 days prior to the Revolving Credit Termination Date in the manner set forth below, provided, however, that the principal amount of such USD Competitive Bid Loans shall not exceed the Aggregate Commitments minus (x) the outstanding principal amount of all Loans (other than any Loans which are paid with the proceeds of such USD Competitive Bid Loans) outstanding to all of the Borrowers, (y) the stated amounts of all Letters of Credit outstanding for the account of all Borrowers and (z) the amount of all Unpaid Drawings (other than any Unpaid Drawings which are repaid with the proceeds of such USD Competitive Bid Loans), if any, then outstanding. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of the Denomination Date for each borrowing of USD Competitive Bid Loans.

                          (i) Borrower may request a borrowing of USD Competitive Bid Loans by giving to the Administrative Agent, at least one Business Day prior to the date of the proposed borrowing, a notice, which notice may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form attached hereto as Exhibit C (a "Competitive Bid Borrowing Request"). Each Competitive Bid Borrowing Request shall be given to the Administrative Agent prior to 10:00 A.M., Charlotte, North Carolina time. Each such Competitive Bid Borrowing Request shall specify the proposed date (which shall be a Business
                 Day) and the aggregate amount of the proposed borrowing of USD Competitive Bid Loans, the proposed Interest Period for each USD Competitive Bid Loan to be made as part of such borrowing, the interest payment date or dates relating thereto, and such other terms to be applicable to such borrowing as Borrower may specify. No borrowing of USD Competitive Bid Loans shall be in an aggregate amount less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, or, if less, the unused amount of the Aggregate Commitments. No Interest Period shall extend after the Revolving Credit Termination Date. The Administrative Agent shall promptly notify (by telex or telecopy) each Lender of each Competitive Bid Borrowing Request received by it and the terms contained in such request.

                          (ii)    Each Lender shall, if, in its sole
                 discretion, it elects so to do, irrevocably offer to make one or more USD Competitive Bid Loans to Borrower as part of such proposed borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying (by telephone or telecopy, and, in the case of telephone, immediately confirmed by telecopy) the Administrative Agent, before 10:00 A.M., Charlotte, North Carolina time, on the proposed borrowing date of the minimum amount and maximum amount of each USD Competitive Bid Loan which such Lender would be willing to make as part of such proposed borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.6, exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's applicable Lending Office with respect to such Competitive Bid Loan. The Administrative Agent shall notify Borrower of all such offers before 10:30 A.M., Charlotte, North Carolina time, on the proposed borrowing date, provided that, if the Administrative Agent in its capacity as a Lender shall in its sole discretion elect to make any such offer, it shall notify Borrower of such offer before 9:30 A.M., Charlotte, North Carolina time on the proposed borrowing date. If any Lender other than the Administrative Agent shall fail to notify the Administrative Agent before 10:00 A.M., Charlotte, North Carolina time, and if the Administrative Agent in its capacity as a Lender shall fail to notify Borrower before 9:30 A.M., Charlotte, North Carolina time, on the proposed borrowing date, that it elects to make such an offer, such Lender shall be deemed to have elected not to make such an offer and such Lender shall not be obligated to, and shall not, make any USD Competitive Bid Loan as part of such borrowing. Any offer submitted after the time required above shall be disregarded by the Administrative Agent unless such offer is submitted to correct a manifest error in a prior offer.

                          (iii) Borrower shall, before 11:00 A.M., Charlotte, North Carolina time, on the date of such proposed borrowing of USD Competitive Bid Loans, either

                                  (A)      cancel such Competitive Bid
                          Borrowing Request by notice to the Administrative Agent to that effect, or

                                  (B)      in its sole discretion, irrevocably
                          accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.6(a)(ii), in ascending order of the rates offered therefor, by giving notice to the Administrative Agent of the amount of each USD Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to Section 2.6(a)(ii)) to be made by each Lender as part of such borrowing, and reject any remaining offers made by Lenders pursuant to Section 2.6(a)(ii), by giving the Administrative Agent notice to that effect, provided, however, that the aggregate amount of such offers accepted by Borrower shall be equal at least to $3,000,000. If offers for USD Competitive Bid Loans at the same interest rate are made by two or more Lenders for a greater aggregate minimum principal amount than the amount in respect of which offers for such Competitive Bid Loans are accepted by Borrower at such interest rate, the principal amount of USD Competitive Bid Loans accepted at such interest rate shall be allocated by

                          Borrower among such Lenders as nearly as possible in proportion to the respective minimum principal amounts offered by such Lenders. No such Lender shall be obligated to make such Competitive Bid Loan in a principal amount less than the minimum amount offered by such Lender without consenting to such lesser amount. If any Lender declines to make an USD Competitive Bid Loan at such lesser amount, Borrower shall be entitled in its sole discretion to determine which of such offers at the same interest rate it shall accept.

                          (iv) If Borrower notifies the Administrative Agent that a Competitive Bid Borrowing Request is canceled pursuant to Section 2.6(a)(iii)(A), the Administrative Agent shall give prompt notice (by telex or telecopy) thereof to the Lenders and such borrowing shall not be made.

                          (v) If Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.6(a)(iii)(B), the Administrative Agent shall, as promptly as practicable on the proposed borrowing date, notify (A) each Lender that has made an offer as described in Section 2.6(a)(ii), of the aggregate amount of such borrowing and whether any offer or offers made by such Lender pursuant to
                 Section 2.6(a)(ii) have been accepted by Borrower and (B) each Lender that is to make an USD Competitive Bid Loan as part of such borrowing (a "Participating Lender" with respect to such borrowing), of the amount of each Loan to be made by such Lender as part of such borrowing, together with a specification of the interest rate and interest payment date or dates in respect of each such Competitive Bid Loan. Each such Participating Lender shall, not later than 12:00 NOON, Charlotte, North Carolina time, on the date specified in such Competitive Bid Borrowing Request deposit to the Administrative Agent's Account, in federal or other immediately available funds, such Lender's portion of such borrowing. Upon satisfaction of the applicable terms and conditions of this Agreement and after receipt by the Administrative Agent of such amount from each such Participating Lender, the Administrative Agent will make such amount available on such date to Borrower. Unless the Administrative Agent shall have received prior notice from a Participating Lender (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Participating Lender will not make available such Participating Lender's Competitive Bid Loan, the Administrative Agent may assume that such Participating Lender has made such Participating Lender's portion of such borrowing available to the Administrative Agent on such borrowing date in accordance with this Section 2.6(a)(v), and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such borrowing date a corresponding amount. If and to the extent such Participating Lender shall not have made such portion available to the Administrative Agent, such Participating Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent (x) with respect to Borrower, at a rate per annum equal to the rate of interest for such Competitive Bid Loan accepted by Borrower in its notice to the Administrative Agent delivered pursuant to Section 2.6(a)(iii)(B), or (y) with respect to the Participating Lender, at the Federal Funds Rate. If such Participating Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Competitive Bid Loan as a part of such borrowing of Competitive Bid Loans for purposes of this Agreement, which Competitive Bid Loan shall be deemed to have been made by such Participating Lender on the borrowing date applicable thereto, but without prejudice to rights of Borrower against such Participating Lender.

                 (b) The Administrative Agent will notify each Lender of the amount of any borrowing of USD Competitive Bid Loans and such Lender's new Commitment (after giving effect to all of the Competitive Bid Loans outstanding). After each such borrowing of USD Competitive Bid Loans, if requested by any Lender, the Administrative Agent shall within a reasonable time furnish to such Lender such information in respect of such Competitive Bid Loans as such Lender shall reasonably request.

                 (c) Within the limits and on the conditions set forth in this Section 2.6, Borrower may from time to time borrow under this Section 2.6, repay pursuant to Section 2.6(d), and reborrow under this Section 2.6.

                 (d) Borrower shall repay to the Administrative Agent for the account of each Participating Lender which has made an USD Competitive Bid Loan on the maturity date of such Competitive Bid Loan (such maturity date being that specified by the Company for repayment of such Competitive Bid Loan in the related Competitive Bid Borrowing Request delivered pursuant to Subsection 2.6(a)(i)) the then unpaid principal amount of such Competitive Bid Loan.

         SECTION 2.7 MULTICURRENCY COMPETITIVE BID LOANS; PROCEDURE FOR MULTICURRENCY COMPETITIVE BID BORROWINGS.


                 (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees that any Borrower may effect a borrowing of Multicurrency Competitive Bid Loans denominated in an Approved Currency other than U.S. Dollars from time to time on any Business Day during the period from the Closing Date until the date occurring 30 days prior to the Revolving Credit Termination Date in the manner set forth below, provided, however, that the principal amount of such Multicurrency Competitive Bid Loans shall not exceed the Aggregate Commitments minus (x) the outstanding principal amount of all Loans (other than any Loans which are repaid with the proceeds of such Multicurrency Competitive Bid Loans) outstanding to all of the Borrowers,
(y) the stated amounts of all Letters of Credit outstanding for the account of all Borrowers and (z) the amount of all Unpaid Drawings (other than Unpaid Drawings which are repaid with the proceeds of such Multicurrency Competitive Bid Loans), if any, then outstanding. For purposes of determining the aforementioned amounts, the Equivalent

U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of the Denomination Date for each borrowing of Multicurrency Competitive Bid Loans.

                          (i)     Borrower may request a borrowing of
                 Multicurrency Competitive Bid Loans by giving to the Administrative Agent, at least four Business Days prior to the date of the proposed borrowing, a notice, which notice may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form attached hereto as Exhibit C (a "Competitive Bid Borrowing Request"). Each Competitive Bid Borrowing Request for a Multicurrency Competitive Bid Loan shall be given to the Administrative Agent prior to 10:00 A.M., Charlotte, North Carolina time. Each such Competitive Bid Borrowing Request for Multicurrency Competitive Bid Loans shall specify the proposed date (which shall be a Business Day), the aggregate amount of the proposed borrowing of Multicurrency Competitive Bid Loans and the Applicable Currency, the proposed Interest Period for each Multicurrency Competitive Bid Loan to be made as part of such borrowing (which shall not be more than 120 days), the interest payment date or dates relating thereto, and such other terms to be applicable to such borrowing as Borrower may specify. No borrowing of Multicurrency Competitive Bid Loans shall be in an aggregate amount less than the Equivalent U.S. Dollar amount of $3,000,000. No Interest Period shall extend after the Revolving Credit Termination Date. The Administrative Agent shall promptly notify (by telex or telecopy) each Lender of each Competitive Bid Borrowing Request received by it and the terms contained in such request.

                          (ii)    Each Lender shall, if, in its sole
                 discretion, it elects so to do, irrevocably offer to make one or more Multicurrency Competitive Bid Loans to Borrower as part of such proposed borrowing at the "LIBOR Bid Margin" offered for each such Competitive Bid Loan (rounded to the nearest of 1/100th of one percent) to be added or subtracted from the applicable LIBOR for the Interest Period elected by Borrower, by notifying (by telephone or telecopy, and, in the case of telephone, immediately confirmed by telecopy) the Administrative Agent, before 10:00 A.M., Charlotte, North Carolina time, three Business Days prior to the proposed borrowing date of the minimum amount and maximum amount of each Multicurrency Competitive Bid Loan which such Lender would be willing to make as part of such proposed borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.7, exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's applicable Lending Office with respect to such Competitive Bid Loan. The Administrative Agent shall notify Borrower of all such offers before 10:30 A.M., Charlotte, North Carolina time, three Business Days prior to the proposed borrowing date, provided that, if the Administrative Agent in its capacity as a Lender shall in its sole discretion elect to make any such offer, it shall notify Borrower of such offer before 9:30 A.M., Charlotte, North Carolina time three Business Days prior to the proposed borrowing date. If any Lender other than the Administrative Agent shall fail to notify the Administrative Agent before 10:00 A.M., Charlotte, North Carolina time, and if the Administrative Agent in its capacity as a Lender shall fail to notify Borrower before 9:30 A.M., Charlotte, North Carolina time, three Business Days prior to the proposed borrowing date, that it elects to make such an offer, such Lender shall be deemed to have elected not to make such an offer and such Lender shall not be obligated to, and shall not, make any Multicurrency Competitive Bid Loan as part of such borrowing. Any offer submitted after the time required above shall be disregarded by the Administrative Agent unless such offer is submitted to correct a manifest error in a prior offer.

                          (iii) Borrower shall, before 11:00 A.M., Charlotte, North Carolina time, three Business Days prior to the date of such proposed borrowing of Multicurrency Competitive Bid Loans, either

                                  (A)      cancel such Competitive Bid
                          Borrowing Request by notice to the Administrative Agent to that effect, or

                                  (B)      in its sole discretion, irrevocably
                          accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.7(a)(ii), in ascending order of the LIBOR Bid Margins offered therefor, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to Section 2.7(a)(ii)) to be made by each Lender as part of such borrowing, and reject any remaining offers made by Lenders pursuant to
                          Section 2.7(a)(ii), by giving the Administrative Agent notice to that effect, provided, however, that the aggregate amount of such offers accepted by Borrower shall be equal at least to the Equivalent U.S. Dollar Amount of $3,000,000. If offers for Multicurrency Competitive Bid Loans at the same LIBOR Bid Margin are made by two or more Lenders for a greater aggregate minimum principal amount than the amount in respect of which offers for Multicurrency Competitive Bid Loans are accepted by Borrower for the related Interest Period, the principal amount of Multicurrency Competitive Bid Loans accepted at such LIBOR Bid Margin shall be allocated by Borrower among such Lenders as nearly as possible in proportion to the respective minimum principal amounts offered by such Lenders. No such Lender shall be obligated to make such Competitive Bid Loan in a principal amount less than the minimum amount offered by such Lender without consenting to such lesser amount. If any Lender declines to make a Competitive Bid Loan at such lesser amount, Borrower shall be entitled in its sole discretion to determine which of such offers at the same interest rate it shall accept.

                          (iv) If Borrower notifies the Administrative Agent that a Competitive Bid Borrowing Request is canceled pursuant to Section 2.7(a)(iii)(A), the Administrative Agent shall give prompt notice (by telex or telecopy) thereof to the Lenders and such borrowing shall not be made.

                          (v) If Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.7(a)(iii)(B), the Administrative Agent shall, as promptly as practicable notify (A) each Lender that has made an offer as described in Section 2.7(a)(ii), of the aggregate amount of such borrowing and whether any offer or offers made by such Lender pursuant to Section 2.7(a)(ii) have been accepted by Borrower and (B) each Lender that is to make a Multicurrency Competitive Bid Loan as part of such borrowing (a "Participating Lender" with respect to such borrowing), of the amount of each Loan to be made by such Lender as part of such borrowing, together with a specification of the LIBOR Bid Margin and interest payment date or dates in respect of each such Competitive Bid Loan. Each such Participating Lender shall, not later than 12:00 NOON, Charlotte, North Carolina time, on the date specified in such Competitive Bid Borrowing Request make available to the Administrative Agent, in immediately available and freely transferable funds, such Lender's portion of such borrowing in the Applicable Currency. Upon satisfaction of the applicable terms and conditions of this Agreement and after receipt by the Administrative Agent of such amount from each such Participating Lender, the Administrative Agent will make such amount available on such date to Borrower. Unless the Administrative Agent shall have received prior notice from a Participating Lender (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Participating Lender will not make available such Participating Lender's Competitive Bid Loan, the Administrative Agent may assume that such Participating Lender has made such Participating Lender's portion of such borrowing available to the Administrative Agent on such borrowing date in accordance with this Section 2.7(a)(v), and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such borrowing date a corresponding amount. If and to the extent such Participating Lender shall not have made such portion available to the Administrative Agent, such Participating Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent (x) with respect to Borrower, at a rate per annum equal to LIBOR plus or minus the LIBOR Bid Margin for such Competitive Bid Loan accepted by Borrower in its notice to the Administrative Agent delivered pursuant to
                 Section 2.7(a)(iii)(B), or (y) with respect to the Participating Lender, at the Federal Funds Rate. If such Participating Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Multicurrency Competitive Bid Loan as a part of such borrowing of Multicurrency Competitive Bid Loans for purposes of this Agreement, which

                 Multicurrency Competitive Bid Loan shall be deemed to have been made by such Participating Lender on the borrowing date applicable thereto, but without prejudice to rights of Borrower against such Participating Lender.

                 (b) The Administrative Agent will notify each Lender of the amount of any borrowing of Multicurrency Competitive Bid Loans and such Lender's new Commitment (after giving effect to all of the Competitive Bid Loans outstanding). After each such borrowing of Multicurrency Competitive Bid Loans, if requested by any Lender, the Administrative Agent shall within a reasonable time furnish to such Lender such information in respect of such Multicurrency Competitive Bid Loans as such Lender shall reasonably request.

                 (c) Within the limits and on the conditions set forth in this Section 2.7, Borrower may from time to time borrow under this Section 2.7, repay pursuant to Section 2.7(d), and reborrow under this Section 2.7.

                 (d) Borrower shall repay to the Administrative Agent for the account of each Participating Lender which has made a Multicurrency Competitive Bid Loan on the maturity date of such Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Competitive Bid Borrowing Request delivered pursuant to Subsection 2.7(a)(i)) the then unpaid principal amount of such Multicurrency Competitive Bid Loan.

         SECTION 2.8 THE NOTES. The Revolving Credit Loans to each Borrower shall be evidenced by a single Revolving Credit Note dated the Closing Date made by each Borrower payable to the order of each Lender. The Swingline Loans to each Borrower shall be evidenced by a single Swingline Note dated the Closing Date made by each Borrower payable to the order of NationsBank. The Competitive Bid Loans to each Borrower shall be evidenced by a single Competitive Bid Note dated the Closing Date made by each Borrower payable to the order of each Lender. Each Lender is hereby authorized to record on a Note or on its internal records the amount and date of each Loan, and the date and amount of each repayment of a Loan; provided that the failure to make any such notation or any error therein shall not affect Borrower's obligation with respect to such Loan. Absent manifest error, the information so recorded by Lender shall be controlling as to the intent of the parties hereto. Each Lender will deliver a copy of all such information to Borrower upon the reasonable written request of Borrower.

         SECTION 2.9 REPAYMENT OF REVOLVING CREDIT LOANS, SWINGLINE LOANS AND COMPETITIVE BID LOANS.

                 (a) The Commitment of each Lender shall terminate on the Revolving Credit Termination Date and the aggregate unpaid principal amount of all Revolving Credit Loans, Swingline Loans and Competitive Bid Loans, together with all accrued and unpaid interest thereon, and all amounts payable under this Agreement and any other Loan Document in respect of such Loans shall be paid by each Borrower to the Administrative Agent for the account of the Lenders on such date.

                 (b) If, on any Business Day, the outstanding principal amount of all Loans, the stated amounts of all outstanding Letters of Credit for the account of all Borrowers and the amount of all Unpaid Drawings, if any, then outstanding exceeds the Aggregate Commitments, each Borrower shall, on demand, repay the Equivalent U.S. Dollar Amount of Loans such that the outstanding principal amount of all Revolving Credit Loans, Swingline Loans, Competitive Bid Loans, and the stated amounts of all Letters of Credit for the account of all Borrowers and the amount of all Unpaid Drawings, if any, then outstanding is less than or equal to the amount of the Aggregate Commitments. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of such date of determination.

         SECTION 2.10     INTEREST BASIS: INTEREST PAYMENT DATES.

                 (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Revolving Credit Loan, Swingline Loan and Competitive Bid Loan from the date of the relevant Loan until such Loan is paid in full and at maturity (whether by acceleration or otherwise) and thereafter on demand at the following rates per annum:

                          (i) For each day that such Loan is a Base Rate Loan, the Base Rate applicable to such Loan for such day.

                          (ii) For each day that such Loan is a Swingline Loan, a rate per annum equal to the sum of the rate quoted by NationsBank for such Loan for such day and accepted by AMS, plus the Applicable Rate.

                          (iii) During such period that such Loan is a Eurocurrency Rate Revolving Credit Loan, the Eurocurrency Rate applicable to such Loan for the related Interest Period plus the Applicable Rate, plus, if applicable, the Usage Premium.

                          (iv) During such period that such Loan is a Competitive Bid Loan, at a rate per annum accepted by Borrower in its notice to the Administrative Agent delivered pursuant to Section 2.6(a)(iii)(B) or Section 2.7(a)(iii)(B).

Whenever the aggregate outstanding principal amount of Revolving Credit Loans and Swingline Loans plus the stated amount of all Letters of Credit outstanding (without reduction for Unpaid Drawings) exceeds fifty percent of the Aggregate Commitments, and for so long as such condition exists, the interest rate on any Eurocurrency Revolving Credit Loan shall be increased by the amount of the Usage Premium. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Revolving Credit Loans, Swingline Loans and Letters of Credit shall be determined as of any Denomination Date. The Administrative Agent shall notify AMS promptly of its determination that the Usage Premium is applicable. Each invoice for interest payable hereunder shall indicate whether and for what period the Usage Premium was applicable in respect of any Loan.

                 (b) Notwithstanding the foregoing, from and after the occurrence and during the continuance of an Event of Default, Borrower will pay interest at the Default Rate on the principal of the Revolving Credit Loans, the Swingline Loans, and the Competitive Bid Loans, and on any other amounts payable by Borrower under this Agreement or the other Loan Documents (including interest to the extent permitted by law) that is not paid on the due date thereof. All interest provided for in this Section 2.10(b) shall be payable on demand. The payment or acceptance of the rate provided by this Section 2.10(b) shall not constitute a waiver of any Default Condition or Event of Default or an amendment to this Agreement, or otherwise prejudice or limit any rights or remedies of Lender.

                 (c) Interest shall accrue from and including the date of any Revolving Credit Loan, Swingline Loan, or Competitive Bid Loan to but excluding the date of any repayment thereof and shall be payable (i) with respect to each Eurocurrency Rate Revolving Credit Loan or Competitive Bid Loan, on the last day of each Interest Period applicable to such Loan, and on any prepayment thereof (on the amount prepaid), provided that accrued interest shall be payable at least every three months if the applicable Interest Period exceeds three months, (ii) with respect to each Base Rate Loan or Swingline Loan, on the last day of each interval of one month, or three months, as selected by a Borrower, (iii) at maturity (whether by acceleration or otherwise), and (iv) after maturity (whether by acceleration or otherwise), on demand. All interest payable pursuant to the terms of this Agreement shall be computed on the basis of a year of three hundred sixty days for the actual number of days elapsed, except with respect to interest payable on any Loan, or any Unpaid Drawing in respect of Letters of Credit, denominated in British Pounds, in which case interest shall be computed on the basis of a year of three hundred sixty-five days for the actual number of days elapsed.

         SECTION 2.11     LETTERS OF CREDIT.

                 (a) Subject to and upon the terms and conditions herein set forth, a Borrower may request that NationsBank issue, at any time and from time to time on or after the Closing Date and prior to the Revolving Credit Termination Date, for the account of Borrower and, subject to and upon the terms and conditions herein set forth, NationsBank agrees to issue from time to time, Letters of Credit denominated in U.S. Dollars, or in an Approved Currency other than U.S. Dollars, and in such form as may be approved by NationsBank. Notwithstanding the foregoing, NationsBank shall not be under any obligation to issue any Letter of Credit if, at the time of such issuance:

                          (i)     any order, judgment or decree of any
                 Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain NationsBank from issuing such Letter of Credit or any requirement of law applicable to NationsBank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon NationsBank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which NationsBank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to NationsBank as of the date hereof and which NationsBank in good faith deems material to it; or

                          (ii) NationsBank shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of
                 Section 2.11(d).

                 (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the stated amount of which, when added to the stated amount of outstanding Letters of Credit (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (A) the Equivalent U.S. Dollar Amount of $30,000,000 (the "LC Subfacility") or (B) when added to the aggregate principal amount of all Loans and Unpaid Drawings, if any, then outstanding, the Aggregate Commitments, (ii) no Letter of Credit shall be issued if any Default Condition or Event of Default is then in existence and (iii) no Letter of Credit shall have an expiration date occurring later than the Business Day next preceding the Revolving Credit Termination Date. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Loans, Letters of Credit and Unpaid Drawings shall be determined as of the Denomination Date of such Letter of Credit.

                 (c) Whenever it desires that a Letter of Credit be issued, Borrower shall give the Administrative Agent and NationsBank written notice thereof prior to 12:00 NOON, Charlotte, North Carolina time, at least two Business Days prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include NationsBank's customary application for a letter of credit containing information necessary to issue the Letter of Credit and any other documents that NationsBank customarily requires in connection therewith. If such application form or other document contains any terms and conditions, such terms and conditions shall have no force and effect, it being understood that the issuance and payment of Letters of Credit, and all other matters between NationsBank, the Administrative Agent, the Lenders and Borrower with respect to such Letter of Credit and the credit relationship of NationsBank, the Administrative Agent, the Lenders and Borrower shall be governed by this Agreement and applicable law. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

                 (d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.11(b). Unless NationsBank has received written notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6.2 were not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.11(b), then NationsBank may issue the requested Letter of Credit for the account of Borrower in accordance with NationsBank's usual and customary practices. NationsBank shall, promptly following the issuance of a Letter of Credit by it, give the Administrative Agent, each Lender and Borrower written notice of the issuance of such Letter of Credit.

                 (e) Borrower hereby agrees to reimburse NationsBank, by making payment to NationsBank in immediately available funds, for any payment or disbursement made by NationsBank under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by NationsBank, to the extent not reimbursed prior to 1:00 P.M., Charlotte, North Carolina time, on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date NationsBank is reimbursed therefor at a rate per annum equal to the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. NationsBank shall provide Borrower prompt notice of any drawing made under any Letter of Credit prior to any payment or disbursement made by it on account of such drawing, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of Borrower under this Section 2.11(e) or under any other Section of this Agreement.

                 (f) Borrower's obligation under Section 2.11(e) to reimburse NationsBank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that Borrower shall not be obligated to reimburse the Administrative Agent for any wrongful payment made by the Administrative Agent under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of NationsBank.

                 (g) Immediately upon the issuance by NationsBank of any Letter of Credit, NationsBank shall be deemed to have sold and transferred to each other Lender, and each such Lender (each a "Letter of Credit Participant") shall be deemed irrevocably and unconditionally to have purchased and received from NationsBank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Commitment Percentages of the Lenders pursuant to
Section 12.13, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.11(g) to reflect the new Commitment Percentages of the assigning and assignee Lender or of all Lenders, as the case may be.

                 (h) In determining whether to pay under any Letter of Credit, NationsBank shall not have any obligation relative to the Letter of Credit Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by NationsBank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Administrative Agent any resulting liability to the Letter of Credit Participants.

                 (i) In the event that NationsBank makes any payment under any Letter of Credit and Borrower shall not have reimbursed such amount in full to NationsBank pursuant to Section 2.11(e), NationsBank shall promptly notify the Administrative Agent, and the Administrative Agent shall notify each Letter of Credit Participant of such failure, and each Letter of Credit Participant shall promptly and unconditionally pay to the Administrative Agent for the account of NationsBank, the amount of such Letter of Credit Participant's Commitment Percentage of such executed payment in the Applicable Currency and in same day funds; provided, however, that no Letter of Credit Participant shall be obligated to pay to the Administrative Agent its Commitment Percentage of such unreimbursed amount for any wrongful payment made by NationsBank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of NationsBank. If the Administrative Agent so notifies any Letter of Credit Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M., Charlotte, North Carolina time, on any Business Day, such Letter of Credit Participant shall make available to the Administrative Agent for the account of NationsBank such Letter of Credit Participant's Commitment Percentage of the amount of such payment on such Business Day in the Applicable Currency and in same day funds. If and to the extent such Letter of Credit Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of NationsBank, such Letter of Credit Participant agrees to pay to the Administrative Agent for the account of NationsBank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of NationsBank at the Federal Funds Rate. The failure of any Letter of Credit Participant to make available to the Administrative Agent for the account of NationsBank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the Administrative Agent for the account of NationsBank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the Administrative Agent for the account of NationsBank such other Letter of Credit Participant's Commitment Percentage of any such payment.

                 (j) Whenever NationsBank receives a payment of a reimbursement obligation as to which NationsBank has received any payments from the Letter of Credit Participants pursuant to clause (i) above, NationsBank shall promptly pay to each Letter of Credit Participant which has paid its Commitment Percentage thereof in the Applicable Currency and in same day funds, an amount equal to such Letter of Credit Participant's Commitment Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

                 (k) Except as otherwise expressly stated herein, any Letter of Credit issued hereunder shall be subject to the Uniform Customs and Practices for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 ("Uniform Customs"). As to matters not governed by the Agreement or by the Uniform Customs, any Letter of Credit shall be construed in accordance with and governed by the Laws of the State of New York.

                 (l) Borrower assumes all the risk of the misuse of the Letter of Credit by the beneficiary thereof. NationsBank shall not be responsible for, and Borrower's obligation to NationsBank and the Lenders shall not be affected by:

                          (i) any defect in a draft, payment request or other document unless such defect is readily apparent upon the face of the draft, payment request or other document;

                          (ii) the correctness or legal effect of any document provided for in the Letter of Credit;

                          (iii) the use which may be made of any Letter of Credit or for any acts or omissions of the user of any Letter of Credit;

                          (iv) the validity, accuracy or genuineness of drafts, required statements or documents, even if such drafts, statements or documents should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged;

                          (v) errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex or otherwise; or

                          (vi) any consequences arising from causes beyond the control of NationsBank.

                 (m) NationsBank may accept any written statement provided for in any Letter of Credit and any accompanying draft or payment request as conclusive of the matters covered by such statement, whether of fact or law, and any such statement shall be conclusive and binding between Borrower and NationsBank, whether or not actually true and correct as between other persons, and NationsBank shall not be required at any time or under any circumstances to determine any disputed question of fact or law.

                 (n) If Borrower consents in writing to any overdrafts under any Letter of Credit or authorizes in writing payment under any Letter of Credit with irregular accompanying documents or authorizes or consents to any departure from the terms of such Letter of Credit, this Agreement shall be fully binding upon Borrower with respect to such overdrafts, irregularities or both and NationsBank's rights shall be, in every respect, the same as if this Agreement and such Letter of Credit expressly provided for such overdraft or irregularity or both. If at the request of Borrower there is any extension of time for presentation of any payment request or any document under a Letter of Credit, or in the event of any modification of the terms of such Letter of Credit or any transaction under such Letter of Credit, this Agreement shall be fully binding upon Borrower with regard to any action taken under such modified terms and to any payment request and documents presented within such extended time.

                 (o) Any Letter of Credit can be canceled by the beneficiary thereof only after receipt by the Administrative Agent of such Letter of Credit, or upon such other conditions as the Administrative Agent may prescribe. In the event of any early cancellation there will be no refund of Letter of Credit Fees. If any Letter of Credit is expressly designated as "transferable", and if such transfer is requested, Borrower agrees to pay NationsBank's customary fees for such transfer.

                 (p) Unless a Letter of Credit expressly provides to the contrary in writing, Borrower agrees that NationsBank shall pay, after receipt of drafts, required statements or other documents otherwise in order which are signed or issued by the administrator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other such legal representative of the beneficiary of such Letter of Credit whose status as such has been established to the satisfaction of NationsBank

                 (q) Schedule 2.11 hereto contains a description of all letters of credit issued by Wachovia pursuant to the Existing Credit Agreement which remain outstanding on the Closing Date. Each such letter of credit, including any extension thereof issued by Wachovia (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and each Lender (other than Wachovia) shall be deemed to have purchased a participation from Wachovia in each Existing Letter of Credit in accordance with Section 2.11 (g) on the Closing Date as if Wachovia were NationsBank.

                 (r) If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, the stated Equivalent U.S. Dollar Amount of all outstanding Letters of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in Sections 7.1(f) or (g). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Investment of such deposits shall, to the extent reasonably practicable, be made at the direction of the Administrative Agent and at Borrower's risk and expense. Unless invested in accordance with the preceding sentence, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse NationsBank for drawings for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the undrawn Letters of Credit at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.12     TERMINATION OR REDUCTION OF COMMITMENT.

                 (a) AMS shall have the right, at any time and from time to time, upon at least thirty days' prior irrevocable, written notice to the Administrative Agent, to terminate or reduce permanently all or a portion of the Aggregate Commitments; provided that any such partial reduction shall be made in increments of not less than the Equivalent U.S. Dollar Amount of $5,000,000, unless the Revolving Credit Loans, Swingline Loans, Competitive Bid Loans and Unpaid Drawings are then paid in full and the Commitments terminated. As of the date of termination or reduction set forth in such notice, the Aggregate Commitments shall be permanently reduced to the amount stated in AMS' notice for all purposes herein, and each Borrower, subject to the provisions of
Section 3.4 hereof, shall pay the amount necessary to reduce the aggregate outstanding principal amount of the Loans, the stated amount of all Letters of Credit, the amount of all Unpaid Drawings, if any, outstanding to not more than the amount of the Aggregate Commitments as so reduced, together with accrued interest on the amounts so prepaid. For purposes of this Section 2.12(a), each Borrower authorizes AMS to act in its behalf.

                 (b) The amount of the Aggregate Commitments shall be automatically reduced to zero on the Revolving Credit Termination Date.

                 (c) The Aggregate Commitments or any portion thereof terminated or reduced pursuant to this Section 2.12 may not be reinstated.

         SECTION 2.13     FEES.

                 (a) AMS shall pay to the Administrative Agent for the account of the Lenders a facility fee ("Facility Fee") which shall accrue at a rate per annum equal to the Applicable Rate on the daily amount of the Aggregate Commitments (whether used or unused). The Facility Fee shall be payable in arrears on the first day of July, October, January and April during the term that the Aggregate Commitments are in effect.

                 (b) Each Borrower for the account of which a Letter of Credit is issued hereunder shall pay to the Administrative Agent (i) for the account of each Lender, a fee (the "Letter of Credit Fee") in U.S. Dollars on the date of issuance of a Letter of Credit in an amount equal to the Applicable Rate per annum plus, if applicable, the Usage Premium, times the stated amount of such Letter of Credit and (ii) for the account of the Administrative Agent, a fronting fee (the "Fronting Fee") in U.S. Dollars on the date of issuance of a Letter of Credit in an amount equal to .125% per annum times the stated amount of such Letter of Credit; provided that the Administrative Agent shall rebate to such Borrower the ratable portion of such fees attributable to the period between the date such Letter of Credit is cancelled by mutual agreement of NationsBank and such Borrower (other than by reason of payment in full of such Letter of Credit) and the expiration date of such Letter of Credit. For purposes of this Section 2.13(b), the stated amount of a Letter of Credit denominated in an Alternative Currency shall be the Equivalent U.S. Dollar Amount thereof as of the Denomination Date. Upon receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent its Commitment Percentage of any amount subject to rebate hereunder. Whenever the aggregate outstanding principal amount of Revolving Credit Loans and Swingline Loans plus the stated amount of all Letters of Credit outstanding (without reduction for Unpaid Drawings) exceeds fifty percent of the Aggregate Commitments, and for so long as such condition exists, the Usage Premium shall be added to the Applicable Rate to calculate any Letter of Credit Fee. For purposes of determining the aforementioned amounts, the Equivalent U.S. Dollar Amount of all Revolving Credit Loans, Swingline Loans and Letters of Credit shall be determined as of any Denomination Date.

                 (c) AMS shall pay to the Administrative Agent additional fees as are due and payable hereafter (the "Agent's Fees") as set forth in a fee letter between the Administrative Agent and AMS.

                 (d) All computations of fees hereunder shall be made on the basis of a year of three hundred sixty days for the actual number of days elapsed.

         SECTION 2.14 ADDITIONAL BORROWERS. So long as the Guaranty is in full force and effect, AMS may request in writing that any Subsidiary of AMS become a Borrower hereunder, and, if such request is approved in writing by all of the Lenders (which approval shall not be unreasonably withheld by any Lender), then, upon satisfaction of each condition precedent to any Loans or Letters of Credit to or for the account of such Borrower pursuant to Article 6, such Borrower shall become a party to this Agreement; it being understood that for this purpose, all of the Lenders, by their execution of this Agreement, have preapproved the addition of American Management Systems Portugal - Consultoria E Desenvolmimento de Software Sociedade Unipessoal, LDA and AMS Management Systems Poland Sp. Z O.O., if and when designated by AMS pursuant to this Section.

                                   ARTICLE 3

                     GENERAL FUNDING AND PAYMENT PROVISIONS

         SECTION 3.1      INCREASED COSTS.

                 (a) If any change in any Law, or in the interpretation, administration or application thereof, shall:

                          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurocurrency Rate); or

                          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Revolving Credit Loans, Swingline Loans or Competitive Bid Loans, made by such Lender or any Letter of Credit or participation therein (other than an increase in the Taxes imposed on or with respect to any sum payable hereunder to or for the account of any Lender);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, maintaining any Swingline Loan, maintaining any Competitive Bid Loan or to increase the cost to such Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder in respect of such Loan or Letter of Credit by an amount deemed by such Lender to be material, then Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

                 (b) If any Lender determines that any change in any generally applicable Law regarding capital requirements, or in the interpretation, administration or application thereof prior to the date of this Agreement, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such lender, or the Letters of Credit issued by such lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such change (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) in each case by an amount deemed by such Lender to be material, then from time to time Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for the portion of any such reduction suffered.

                 (c) A certificate of a Lender setting forth the amount or amounts (including the basis therefor and the calculation thereof) necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.1, shall be delivered to Borrower as soon as practicable, but in any event, within 90 days after such Lender obtains actual knowledge thereof, and shall be presumptively correct absent manifest error, provided that such determination is made on a reasonable basis. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                 (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this
Section 3.1 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender delivers such certificate to Borrower; provided further that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 3.2 AVAILABILITY OF APPROVED CURRENCY AND RATE OPTIONS. If, on or prior to the first day of any Interest Period for any Eurocurrency Rate Revolving Credit Loan or any Loan denominated in an Approved Currency other than U.S. Dollars, or prior to issuing any Letter of Credit denominated in an Approved Currency other than U.S. Dollars, the Administrative Agent shall have determined (which determination shall be final, conclusive and binding upon all parties) or the Required Banks shall have advised the Administrative Agent, that:

                 (a) deposits in the principal amounts of the Loans and in the Applicable Currency are not being offered in the relevant interbank or other market for such Interest Period;

                 (b) with respect to any Applicable Currency, there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable to make Loans or to issue Letters of Credit denominated in the Applicable Currency;

                 (c) LIBOR will not adequately and fairly reflect any material costs of making, funding or maintaining the Loan; or

                 (d) by reason of circumstances affecting the relevant interbank or other markets adequate and reasonable means do not exist for determining LIBOR; then the Administrative Agent shall promptly notify the Borrowers and the Lenders, whereupon, until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make Loans denominated in the affected Approved Currency, or to acquire participations in Letters of Credit denominated in the affected Approved Currency, or to make Loans with interest calculated on the basis of an affected Eurocurrency Rate, as the case may be, shall be suspended. If such notice is given, and until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exists or such notice has been withdrawn by such Lender, no Loan or Letter of Credit denominated in an Approved Currency so affected, or no Loan which bears interest calculated on the basis of a Eurodollar Rate so affected, as the case may be, shall be made or issued, and any such Loan outstanding shall, at the end of any applicable Interest Period therefor, be automatically converted into a Base Rate Loan, and if denominated in an Approved Currency so affected, shall be repaid in full or, at Borrower's option, converted to a Base Rate Loan in the Equivalent U.S. Dollar Amount of such Alternative Currency.

         SECTION 3.3 ILLEGALITY. Notwithstanding any other provisions herein contained, if, on any date, any Lender shall have determined (which determination shall be final, conclusive and binding upon all parties) that any Law, or any change therein or in the interpretation, administration or application thereof, or compliance by such Lender with any request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any Governmental Authority shall make it unlawful or impossible for such Lender to make, maintain or fund any Eurocurrency Rate Revolving Credit Loan or any Loan denominated in an Approved Currency other than U.S. Dollars, such Lender shall promptly notify the Administrative Agent and the Administrative Agent shall forthwith notify the Borrowers, whereupon, the obligation of such Lender hereunder to make any such Loan or to issue a Letter of Credit denominated in an Approved Currency other than U.S. Dollars shall forthwith be suspended until such Lender notifies the Administrative Agent that the circumstances giving rise to such suspension no longer exists and any such Loan then outstanding shall be automatically converted into a Base Rate Loan or, if such Loan is denominated in an Approved Currency so affected, shall be repaid in full or, at Borrower's option, converted to a Base Rate Loan in the Equivalent U.S. Dollar Amount of such Approved Currency; provided that if any such Law, or any change therein or in the interpretation or application thereof shall permit the continuance of a Loan through the last day of the applicable Interest Period, such Loan shall continue as such until the end of such Interest Period.

         SECTION 3.4      PAYMENTS.

                 (a) Except as expressly provided in Sections 3.2 and 3.3, all payments of principal and interest hereunder shall be made in the Applicable Currency and in immediately available funds, and payments of all Facility Fees, Letter of Credit Fees, and all other sums shall be made in U.S. Dollars and in immediately available funds, and shall be made prior to 12:00 NOON, Charlotte, North Carolina time, on the date of payment to the principal office of the Administrative Agent or such other office as the Administrative Agent shall designate in writing. Payments received after 12:00 NOON, Charlotte, North Carolina time, shall be deemed to be payments made prior to 12:00 NOON, Charlotte, North Carolina time, on the next succeeding Business Day. Notwithstanding the foregoing, if the Administrative Agent is notified by 12:00 NOON, Charlotte, North Carolina time, of a Federal Reserve reference number for a wire transfer of such payment, such payment shall be effective if actually received by the Administrative Agent by 2:00 P.M., Charlotte, North Carolina time on such Business Day. Any payment which falls due on a day which is not a Business Day shall be rescheduled to the next succeeding Business Day, and interest and fees shall continue to accrue to such rescheduled Business Day unless, with respect to a Eurocurrency Rate Revolving Credit Loan, such Business Day falls in another calendar month, in which case the date for such payment shall be the next preceding Business Day.

                 (b) Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Loan Documents without set-off, recoupment or counterclaim. If some but less than all amounts due from Borrower are received by a Lender, such Lender shall apply such amounts in the following order of priority: (i) to the payment of any fees then due and payable, (ii) to the payment of all other amounts not otherwise referred to in this Section 3.4 then due and payable hereunder or under the other Loan Documents (including, but not limited to, any costs and expenses incurred by such Lender as a result of a Default Condition or an Event of Default), (iii) to the payment of interest then due and payable on the Loans, and (iv) to the payment of principal then due and payable on the Loans. No application of payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights and remedies of any Lender hereunder, under any of the other Loan Documents or under applicable Law.

         SECTION 3.5      PREPAYMENTS.

                 Subject to Section 3.6 hereof, Borrower shall have the right to prepay any Revolving Credit, Swingline Loan or Competitive Bid Loan in whole or in part from time to time on the following terms and conditions: (a) Borrower shall give Administrative Agent (i) notice delivered on the date of prepayment of its intent to prepay a Base Rate Loan or a Swingline Loan denominated in U.S. Dollars, or (ii) at least three Business Days prior notice of its intent to prepay a Eurodollar Rate Revolving Credit Loan, a Swingline Loan denominated in an Approved Currency other than U.S. Dollars or a Competitive Bid Loan, each such notice to be given prior to 11:00 A.M., Charlotte, North Carolina time, on the date specified, in each case specifying the amount of such prepayment and the particular Loans to be prepaid, which notice shall be irrevocable and which notice of prepayment, having been given, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; and (b) each partial prepayment of any Loan shall be in an aggregate principal amount at least equal to the Equivalent U.S. Dollar Amount of $1,000,000 and any partial prepayment of any Swingline Loan denominated in an Approved Currency other than U.S. Dollars shall be in an aggregate principal amount of $500,000; provided that no partial prepayment of a Eurocurrency Rate Revolving Credit Loan or Competitive Bid Loan shall reduce the outstanding amount thereof to an amount less than the Equivalent U.S. Dollar Amount of $1,000,000; and provided further that no partial prepayment of a Swingline Loan denominated in an Approved Currency other than U.S. Dollars shall reduce the outstanding amount thereof to an amount less than the Equivalent U.S. Dollar Amount of $500,000, except that in any event the amount of any Swingline Loan denominated in Canadian Dollars or Australian Dollars shall not be less than the Equivalent U.S. Dollar Amount of $1,000,000.

         SECTION 3.6 FUNDING LOSSES AND BREAKAGE COSTS. Within 15 days' notice of a demand for payment thereof, Borrower shall pay to the Administrative Agent for the account of any Lender such amount or amounts as may be sufficient in the reasonable opinion of such Lender to compensate such Lender for any losses or out-of-pocket expenses incurred by such Lender as a result of (a) any failure by Borrower to borrow any Eurodollar Rate Revolving Credit Loan, any Swingline Loan denominated in an Approved Currency other than U.S. Dollars or any Competitive Bid Loan after having given notice of its intention to borrow in accordance with Section 2.3(a), Section 2.6(a), or
Section 2.7(a), as applicable (whether by reason of Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), (b) payment of all or any portion of any Eurodollar Rate Revolving Credit Loan, Swingline Loan or Competitive Bid Loan prior to the last day of the applicable Interest Period, (c) failure by Borrower to pay the principal amount of any Eurodollar Rate Revolving Credit Loan, Swingline Loan or Competitive Bid Loan when due (whether at the stated maturity, by reason of acceleration or otherwise), or (d) any failure by Borrower to fulfill, on or before the date specified for such Loan, the applicable conditions set forth in this Agreement. At the election of such Lender, and without limiting the generality of the foregoing, such loss or out-of-pocket expense may include an amount equal to the excess of (i) the interest that would have been received from Borrower on the amount re-employed during an Interest Period or the remaining portion of an Interest Period under this Agreement over (ii) the amount of interest which would have accrued on such amount if the Lender had placed such funds on deposit with a prime bank in the London interbank borrowing market from the date of such prepayment until the end of such Interest Period. Each Lender's determination of such loss or out-of-pocket expense, in the absence of manifest error, shall be conclusive; provided that such determination is made on a reasonable basis.

         SECTION 3.7      TAXES.

                 (a) Any and all payments by a Borrower hereunder shall be made, in accordance with Section 3.4, free and clear of and without deduction for any and all present or future Taxes, excluding (i) Taxes imposed on the income of a Lender and franchise taxes imposed on a Lender by the jurisdiction under the laws of which such Lender is organized, (ii) Taxes imposed by reason of the Lender having some connection with the jurisdiction imposing the Taxes other than the mere holding and payment in respect of the Notes, (iii) Taxes imposed by reason of the Lender failing, after reasonable request by the Borrower, to establish its entitlement to any tax treaty benefits for which such payment is eligible with respect to such Taxes, including without limitation any failure by a Lender to obtain a certification from the tax authority of the country in which it is organized of its status as a resident of that country, or (iv) Taxes which would not have been imposed but for the failure by the Lender, after reasonable request by the Borrower, timely to comply with certification, information or other reporting requirements concerning its nationality, residence or identity, if such compliance is required by statute or by regulation of the jurisdiction imposing the Taxes as a precondition of relief or exemption from the requirement to make such deduction or withholding (all such excluded Taxes being hereinafter referred to, collectively or individually, as "Excluded Taxes"). If a Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder to or for the account of any Lender, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (y) Borrower shall make such deductions and (z) Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                 (b) In addition, Borrower agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                 (c) Each Borrower will indemnify each Lender for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection 3.7) paid by such Lender, as the case may be, and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender makes written demand therefor, which demand may be made after such Lender determines to challenge or contest such assertion of Taxes or Other Taxes. After Borrower makes full payment to the Lender with respect to such indemnification for Taxes or Other Taxes asserted, if such Lender or Borrower reasonably believes in its sole discretion that reasonable grounds exist to challenge or contest the Taxes or Other Taxes imposed, then such Lender shall so contest or challenge in good faith the Taxes or Other Taxes asserted, which contest or challenge shall be at the sole expense of Borrower. If a Lender shall become aware that it is entitled to receive a refund in respect of

Taxes or Other Taxes, it shall promptly notify Borrower of the availability of such refund and shall, within 30 days after receipt of a request by Borrower, apply for such refund at Borrower's reasonable out-of-pocket expense. If any Lender receives a refund of any Taxes or Other Taxes for which such Lender has received payment from a Borrower hereunder, it shall promptly notify such Borrower of such refund and shall promptly upon receipt repay such refund to such Borrower, net of all out-of-pocket expenses of such Lender and without interest; provided that Borrower, upon the request of such Lender, agrees to return such refund (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

                 (d) Within thirty days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Lender, such Borrower will furnish to the Administrative Agent, at its address referred to in Subsection 12.6, the original or a certified copy of a receipt evidencing payment thereof, or, if it is not the practice of the relevant taxing authority to provide a receipt, other evidence of the payment of such Taxes or Other Taxes.

                 (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 3.7 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                 (f) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state thereof agrees that:

                          (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent and to the Borrowers through the Administrative Agent (A) two accurate, complete and duly executed originals of IRS Form 4224 or any successor thereto ("Form 4224") or
         (B) two accurate, complete and duly executed originals of IRS Form 1001 or any successor thereto ("Form 1001"), as appropriate, and, in the case of either (A) or (B), two accurate, complete and duly executed originals of IRS Form W-8 or any successor thereto ("Form W-8") or IRS Form W-9 or any successor thereto ("Form W-9"), whichever is applicable.

                          (ii) it shall, before or promptly after the occurrence of any event requiring a change in or renewal of the most recent Form 4224, Form 1001, Form W-8 or Form W-9 previously delivered by such Lender (including the passing of time and in any event (A) in the case of Form 4224, before the payment of any interest in each succeeding taxable year of such Lender after the Closing Date during which interest may be paid under this Agreement and (B) in the case of Form 1001, before the payment of any interest in each third succeeding calendar year after the Closing Date during which interest may be paid under this Agreement), deliver to the Administrative Agent and through the Administrative Agent to the Borrowers two accurate, complete and duly executed originals of Form 4224, Form 1001, Form W-8 or Form W-9 in replacement of the forms previously delivered by such Lender;

                          (iii) each Form 1001 or Form 4224 delivered by a Lender pursuant to this section 3.7(f) shall certify, unless unable to do so by virtue of a change of law occurring after the date such Lender becomes a party hereto, that the Lender is entitled to receive payments under this Agreement without deduction or withholding of U.S. federal income taxes; and

                          (iv) It shall promptly notify AMS at any time that it determines that it is no longer in a position to provide any previously delivered form or certificate to a Borrower.

                 (g) Each Lender that is incorporated or organized under the laws of the United States or a state or other political subdivision thereof shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent and to the Borrowers through the Administrative Agent two accurate, complete and duly executed originals of Form W-9 or applicable successor form, which forms shall certify that such Lender is entitled to an exemption from U.S. backup withholding.

                 (h)      Each Lender:

                          (i) represents and warrants that it is a U.K. Qualifying Lender on the date that it becomes a Lender under this Agreement and that such warranty will be deemed to be repeated by such Lender on the due date for payment of any amount by AMS U.K. under this Agreement (except that a Lender shall not be liable for any breach of this representation and warranty resulting from a change in law occurring after the Closing Date or, if later, the date on which such Lender becomes a party to this Agreement);

                          (ii) agrees that, if it is a U.K. Treaty Lender, it shall (A) no later than the Closing Date (or in the case of a Lender which becomes a party hereto after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent and to the Borrowers through the Administrative Agent a copy of an accurate, complete and duly executed claim form for relief from United Kingdom withholding tax applicable to such Lender's jurisdiction of residence, the original of which shall have been submitted by the Lender to the relevant taxing authority of the Lender's Treaty Country (a "U.K. Certificate"), which the Administrative Agent shall promptly deliver to AMS, (B) promptly complete and submit any other Inland Revenue form or forms applicable to such Lender's jurisdiction of residence, together with all necessary certifications as are required to claim exemption from Taxes in the United Kingdom for payments made hereunder, and (C) do all things reasonably requested by AMS U.K., the Inland Revenue or the taxing authority of such Lender's jurisdiction of residence to expedite confirmation from the Inland Revenue of such exemption and with a view to ensuring that such exemption is maintained in full force and effect. Each Treaty Lender further agrees to deliver, and submit to Inland Revenue, a new U.K. Certificate in the event of the occurrence of any event requiring a change in or renewal of any U.K. Certificate.

                 (i) A Borrower shall not be required to pay any additional amounts to any Lender in respect of withholding tax pursuant to
Section 3.7(a) above, and shall not be required to indemnify any Lender pursuant to Section 3.7(c), if the obligation to pay such additional amounts or the obligation to indemnify such Lender would not have arisen but for a failure by such Lender to comply with the provisions of, or a breach by such Lender of any representation or warranty made in, any of Sections 3.7(f), (g), or (h), unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the later of the Closing Date or the date such Lender becomes a party to this Agreement.

         SECTION 3.8 HIGHEST LAWFUL RATE. In no event shall the amount of interest due or payable hereunder exceed the Highest Lawful Rate, and in the event any such excess is paid by a Borrower or received by a Lender, then such excess sum shall be deemed to be inadvertently paid or received and shall be credited as a payment of principal, unless a Borrower shall notify a Lender in writing that Borrower elects to have such excess returned to it forthwith. It is the express intent hereof that any Borrower not pay and a Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by any Borrower under applicable Law. Each Borrower and each Lender hereby agree that (a) the only charge imposed by Lender upon Borrower for the use, detention or forbearance of money in connection with the Agreement shall be the interest expressed in Section 2.10 and Section 2.11(e) and in a Revolving Credit Note, Swingline Note, or a Competitive Bid Loan Note, as the case may be, and (b) all other charges imposed by a Lender on a Borrower in connection with the Loans, including, without limitation, any Facility Fees, Letter of Credit Fees, the Administrative Agent's Fees, default and any late charges, and charges for Taxes and reserve requirements, are and shall be deemed made to compensate such Lender for administrative and other services and costs performed and incurred, and to be performed and incurred, by such Lender in connection with the Loans, and shall under no circumstances be deemed to be charges for the use, detention or forbearance of money. All charges referred to herein shall be fully earned when due and non-refundable when paid.

         SECTION 3.9      EUROPEAN MONETARY UNION.

                 (a) If, as a result of the implementation of European monetary union, (i) any Approved Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European single currency or (ii) any Approved Currency and a European single currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by the Lenders to any Borrower, or by any Borrower to the Lenders, in such currency shall instead be payable in the European single currency and the amount so payable shall be determined by translating the amount payable in such Approved Currency to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union.

                 (b) The Borrowers and Lenders agree, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES. On the date hereof, each Borrower represents and warrants to the Agents and each Lender as follows:

                 (a) Existence. Each of the Borrower and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the Laws of the nation in which it is organized and any political subdivision thereof, and is duly qualified to do business and in good standing in each other nation and any political subdivision thereof where the nature or extent of its business activities requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Materially Adverse Effect.

                 (b) Power and Authority. Each of the Borrower and its Subsidiaries has all requisite power and authority to own or lease its properties, conduct its business as now conducted and to execute, deliver and perform the Loan Documents to which it is a party.

                 (c) Authorization and Enforceability. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or partnership action of each of the Borrower and its Subsidiaries and require no consent of any Person which has not been obtained, and the Loan Documents constitute valid and binding obligations of each of the Borrower and its Subsidiaries party thereto, enforceable in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

                 (d) No Violation. The execution, delivery and performance of the Loan Documents do not and will not violate any Borrower's or any of its Subsidiaries' charter, bylaws, partnership agreement or other organizational documents, any Laws applicable to such Borrower or any of its Subsidiaries or any agreement to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries is bound, except for violations of Laws or agreements which could not reasonably be expected to have a Materially Adverse Effect.

                 (e) Financial Statements. The Financial Statements of AMS most recently delivered to Lender have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of AMS and its consolidated Subsidiaries as of the date thereof and for the period covered thereby, and no material adverse change has occurred in such financial condition since the date of the Financial Statements most recently delivered to Lender prior to the date this representation is made or deemed made.

                 (f) Litigation. Except as disclosed in the Financial Statements (or the notes thereto) or other writings heretofore delivered to Lender, there is no litigation pending or, to the knowledge of any Borrower, threatened against such Borrower or any of its Subsidiaries which could reasonably be expected to have a Materially Adverse Effect.

                 (g) General. All Financial Statements, reports and other written information heretofore delivered by any Borrower to Lender, when taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (h) Investment Company. Neither AMS nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (i) Margin Stock. No Borrower is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loans will be used for any purpose which violates, or which is inconsistent with the provisions of Regulation U or Regulation X.

                 (j) Borrower Subsidiaries. Each Borrower is a Subsidiary of AMS.

                 (k) ERISA. AMS and each ERISA Affiliate and each of their respective Employee Plans are in substantial compliance with ERISA and the Code, and neither AMS nor any of its ERISA Affiliates has incurred any "accumulated funding deficiency" with respect to any such Plan within the meaning of Subsection 302(a) of ERISA or Section 412 of the Code. AMS and each of its ERISA Affiliates are in substantial compliance with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither AMS nor any of its ERISA Affiliates has incurred any material liability to PBGC in connection with any such Employee Plan. The assets of each such Employee Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Employee Plan, payment of which the PBGC would guarantee if such Employee Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the Employee Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Employee Plan. No such Employee Plan or trust created thereunder, or AMS or any ERISA Affiliate, has engaged in a Prohibited Transaction which would subject such Employee Plan or any other Employee Plan of AMS or any of its ERISA Affiliates, any trust created thereunder, AMS or any ERISA Affiliate, or any party dealing with any such Employee Plan or any such trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither AMS nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

                 (l) Taxes. AMS and each of its Subsidiaries has timely filed or caused to be timely filed all tax returns and reports required to be filed by any of them in any jurisdiction, and all taxes upon AMS and its Subsidiaries and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable, except to the extent that such failure to file or pay shall not have a Materially Adverse Effect. The charges, accruals and reserves on the books of AMS and its consolidated Subsidiaries with respect to taxes are, in the reasonable opinion of AMS, adequate under GAAP. No examination or audit of any U.S. federal income tax return of AMS by the Internal Revenue Service is in progress as of the date of this Agreement.

         SECTION 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All statements contained in any certificate, Financial Statement, legal opinion or other instrument delivered by or on behalf of Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under Section
4.1 (except for the last sentence of Section 4.1(l)) of this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of the making of each Loan and the issuance of each Letter of Credit. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution and delivery of this Agreement and any other Loan Document, any investigation or inquiry by Lender, or by making any Loan or issuing any Letter of Credit under this Agreement.

                                   ARTICLE 5
                                   COVENANTS

         SECTION 5.1 AFFIRMATIVE COVENANTS. Each Borrower covenants and agrees that so long as it may borrow hereunder or any amount due under any of the Loan Documents shall remain outstanding or unpaid, or any Lender shall have any Commitment hereunder:

                 (a) Financial Statements, etc. AMS will deliver to the Administrative Agent and each Lender (i) within five days of its delivery of Financial Statements to the U.S. Securities and Exchange Commission, but not later than ninety-five days after the last day of each of its fiscal years, consolidated Financial Statements showing the financial condition and results of operations of AMS and its consolidated Subsidiaries as of the last day of, and for, such fiscal year, which Financial Statements shall be prepared in accordance with GAAP and be accompanied by the unqualified audit report (as to the consolidated portions thereof) of Price Waterhouse LLP or other firm of independent certified public accountants reasonably acceptable to the Required Lenders; (ii) within five days of its delivery of Financial Statements to the U.S. Securities and Exchange Commission, but not later than fifty days after the last day of each of its fiscal quarters, consolidated Financial Statements showing the financial condition and results of operations of AMS and its consolidated Subsidiaries as of the last day of such fiscal quarter and for such fiscal quarter and portion of the fiscal year ending on the last day of such fiscal quarter, which Financial Statements shall be prepared in accordance with GAAP; and (iii) within thirty days after request therefor, such other information regarding the financial condition or business operations of AMS and each of its Subsidiaries as any Lender may reasonably request (it being understood that the reasonableness of any request shall take into consideration the availability of resources of AMS to respond thereto), provided, that the Administrative Agent and each Lender shall agree to observe (x) such reasonable restrictions which AMS may impose on information which it deems to be confidential and which is labeled as such, and
(y) restrictions which are imposed on AMS by third parties with respect to the confidential information of such third parties; provided further, that AMS may satisfy its obligations under clauses (i) and (ii) of this paragraph by delivery of its Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission for such periods and as of such dates. The Financial Statements delivered under clauses (i) and (ii) above shall be accompanied by a certificate of a responsible officer (including, but not limited to, the Controller, Deputy Controller, Director of Treasury and the Corporate Manager of Accounting) of AMS in substantially the form of Exhibit G hereto: (x) certifying as to whether, to the best knowledge of such officer, a Default Condition has occurred and is continuing and, if a Default Condition has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (y) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.2(a) and 5.2(b).

                 (b) Management Reports. Within five days after such reports are prepared, but in no event more than 90 days after the end of each fiscal quarter, AMS will deliver to the Administrative Agent balance sheets, statements of cash flow and statements of revenue and expenses with respect to each Borrower in the form of the management reports prepared from time to time by AMS for the purpose of reporting to senior management of AMS (whether or not prepared in accordance with GAAP); provided that any change in the format of such reports shall not result in any reduction in the financial information so reported and provided further that, if any Borrower or AMS ceases to prepare such reports for the purpose of reporting to senior management of AMS, such reports shall nevertheless continue to be delivered to the Administrative Agent no less frequently than quarterly. The Administrative Agent shall provide copies of the foregoing reports to any Lender upon request.

                 (c) Notices. Borrower will deliver to the Administrative Agent and each Lender, promptly after an officer of Borrower obtains knowledge thereof, notice of any examination or audit of any U.S. federal income tax return of AMS by the Internal Revenue Service, notice of the occurrence of any Default Condition or Event of Default, or the institution or threat of any litigation against Borrower or any of its Subsidiaries which could reasonably be expected to have a Materially Adverse Effect, and of any other material adverse change in the financial condition or business operations of the Borrower and its Subsidiaries, taken as a whole.

                 (d) Books and Records. AMS will keep its financial books and records and those of its consolidated Subsidiaries in accordance with GAAP and permit the Administrative Agent or any Lender to inspect and to discuss with its officers, directors and accountants such books and records and its properties and business operations during reasonable business hours.

                 (e) Obligations, etc. Borrower will timely pay and perform, and cause each of its Subsidiaries to timely pay and perform, all of its material Taxes and other obligations, except to the extent being contested by appropriate proceedings; maintain, and cause each of its Subsidiaries to maintain insurance (including self insurance) in such amounts, with such deductibles, and against such risks as is customary for similarly situated businesses; observe and comply with, and cause each of its Subsidiaries to observe and comply with, all material applicable Laws (including environmental Laws) and all material agreements to which it is a party or by which it is bound.

                 (f) ERISA. AMS will maintain each of its employee benefit plans in compliance in all material respects with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         SECTION 5.2 FINANCIAL COVENANTS. AMS covenants and agrees that so long as any Borrower may borrow hereunder or any amount due under any of the Loan Documents shall remain outstanding or unpaid, or any Lender shall have any Commitment hereunder, AMS and its consolidated Subsidiaries will:

                 (a) Total Debt to EBITDA. Maintain as of the end of each fiscal quarter, for the four fiscal quarters ending on such date, a ratio of Total Debt to EBITDA of not greater than 3.0 to 1.0.

                 (b) Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter, for the four fiscal quarters ending on such date, a ratio of EBILTDA to Interest and Lease Charges of not less than (i) 2.25 to 1.0 as of December 31, 1997 and March 31, 1998 and (ii) 2.5 to 1.0 as of June 30, 1998 and as of the last day of each fiscal quarter thereafter.

         SECTION 5.3 NEGATIVE COVENANTS. AMS covenants and agrees that so long as it may borrow hereunder, or any amount due under any of the Loan Documents shall remain outstanding or unpaid, or any Lender shall have any Commitment hereunder, AMS and its consolidated Subsidiaries will not:

                 (a) Changes in Corporate Assets or Structure. (i) Liquidate, dissolve, reorganize or merge or consolidate with any other company, firm or association, provided that AMS may liquidate or dissolve non-useful Subsidiaries or may merge Subsidiaries with each other or with AMS, or (ii) acquire another business or non-business entity, provided that AMS may acquire one or more business or non-business entities so long as the aggregate amount of cash disbursed by AMS in connection with all such acquisitions does not exceed, in any fiscal year of AMS, fifty percent of its Net Worth for such fiscal year, or (iii) form any new Subsidiaries, provided that AMS may form wholly-owned Subsidiaries to which AMS transfers cash, accounts and notes receivable, inventory, and other assets of AMS or a Subsidiary of AMS, so long as the aggregate amount and fair market value of such transferred assets for all such wholly-owned Subsidiaries does not exceed, in any fiscal year of AMS, twenty-five percent of its Net Worth for such fiscal year; provided further, that no such permitted acquisition or formation, or any transfer of assets in connection therewith, shall violate Section 5.2(a) or Section 5.2(b).

                 (b) Change in Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, including any such change by reason of acquisition.

                 (c) Distributions. Declare or pay any cash dividends to its shareholders on its common stock in aggregate amounts in any one fiscal year in excess of twenty-five percent of its net income for such fiscal year, provided, that the foregoing limitations shall not apply with respect to the declaration or payments of dividends by any Subsidiary to AMS or to any other Subsidiary of AMS.

                 (d) Mortgages and Pledges. Create, incur, assume, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except

                          (i) liens existing at the date of this Agreement and securing Debt outstanding on the date of this Agreement;

                          (ii) liens securing Debt owing by any Subsidiary to AMS or to another Subsidiary;

                          (iii) liens on assets of any entity existing at the time such entity becomes a Subsidiary and not created in contemplation of such event;

                          (iv) liens on assets existing at the time of acquisition thereof and not created in contemplation of such event; provided that such lien shall not extend to any other property of AMS or a Subsidiary;

                          (v) liens to secure Debt incurred or guaranteed by AMS or a Subsidiary to finance the purchase price of land, buildings or equipment, or improvements to or construction of land, buildings or equipment, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided that such lien shall extend only to the asset to be acquired or improved with such financing;

                          (vi) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with AMS or a Subsidiary and not created in contemplation of such event; provided that such lien shall not extend to any other property of AMS or a Subsidiary;

                          (vii) liens on any assets in favor of the United States of America or any State thereof, or in favor of any other country, or political subdivision thereof, and created to secure payments pursuant to any contract or statute of any Debt incurred or guaranteed by AMS or any Subsidiary to finance the purchase price (or, in the case of real property, the cost of construction) of the assets subject to any such lien (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

                          (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing paragraphs
                 (i) to (vii), inclusive, or the refinancing or refunding of any Debt secured thereby; provided that (A) such Debt is not secured by any additional assets and (B) the amount of such Debt secured by any such lien is not increased;

                          (ix) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics, suppliers, carriers, landlords and other like Persons;

                          (x) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws, or to secure the performance of letters of credit, bids, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                          (xi) attachment, judgment and other similar liens arising in connection with court proceedings, provided that execution and other enforcement of such liens are effectively stayed and all claims which the liens secure are being actively contested in good faith and by appropriate proceedings;

                          (xii) liens arising in the ordinary course of the business or incidental to the conduct of such business or the ownership of the assets of AMS or any Subsidiary which liens arise out of transactions involving the sale or purchase of goods or services and which do not, in the opinion of AMS, materially impair the use of such assets in the operations of the business of AMS or such Subsidiary;

                          (xiii)  liens other than those described in clauses
                 (i) through (xii) above provided the sum of the aggregate principal amount secured thereby at any time outstanding does not exceed the Equivalent U.S. Dollar Amount of $10,000,000; and

                          (xiv) liens on any Margin Stock the value of which exceeds 33% of the value of all assets subject to this Section 5.3(d) other than Margin Stock.

                 Minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions are not considered liens for purposes of this Section 5.3(d).

                                   ARTICLE 6
                             CONDITIONS OF LENDING

         SECTION 6.1 CONDITIONS PRECEDENT TO THE INITIAL LOAN TO EACH BORROWER. The obligation of the Lenders to make the initial Loan to a Borrower shall be subject to the conditions precedent that the Administrative Agent and each Lender shall have received, on or before the Closing Date, all of the following, each dated the Closing Date and in form and substance satisfactory to the Administrative Agent and legal counsel for the Administrative Agent:

                 (a) a closing certificate substantially the same in form and substance as Exhibit I completed on behalf of each Borrower and Exhibit H completed on behalf of the Guarantor;

                 (b) a certified copy of a resolution of the board of directors of AMS authorizing the execution, delivery and performance of this Agreement, and all transactions and documents contemplated hereby and thereby;

                 (c) an opinion of counsel to AMS, as Borrower and Guarantor, substantially the same in form and substance as Exhibit J hereto;

                 (d) the commitment of each of the lenders named therein to make, continue or convert loans under the Existing Credit Agreement shall have been or shall concurrently be terminated and any amounts outstanding or owed thereunder in respect of principal or interest as Base Rate Loans shall have been or shall concurrently be paid in full or funded as Base Rate Loans hereunder. Any Eurocurrency Rate Revolving Credit Loans outstanding under the Existing Credit Agreement on the Closing Date shall remain outstanding until the last day of the Interest Period applicable thereto, subject to the terms of such agreement, and shall reduce availability under the Aggregate Commitments until the last day of the Interest Period applicable to such loan, whereupon such loan will be refinanced as a Revolving Credit Loan hereunder.

         SECTION 6.2 CONDITIONS PRECEDENT TO EACH LOAN OR LETTER OF CREDIT. The obligation of a Lender to make any Loan to a Borrower including, but not limited to, the initial Revolving Credit Loan , a Swingline Loan, and a Competitive Bid Loan, or to issue any Letter of Credit for the account of any Borrower, is subject to the satisfaction of the following conditions:

                 (a) with respect to any Revolving Credit Loan, receipt by such Lender of a Revolving Credit Note in the form of Exhibit D hereto, executed and delivered by each Borrower;

                 (b) with respect to any Swingline Loan, the receipt by the Administrative Agent of the Swingline Note in the form of Exhibit E hereto, executed and delivered by each Borrower;

                 (c) with respect to any Revolving Credit Loan or Swingline Loan, receipt by the Administrative Agent of the Notice of Borrowing as required by Section 2.3 hereof;

                 (d) with respect to any Competitive Bid Loan, receipt by such Lender of a Competitive Bid Note in the form of Exhibit F hereto, executed and delivered by each Borrower;

                 (e) with respect to any Competitive Bid Loan, receipt by the Administrative Agent of a Competitive Bid Borrowing Request as required by
Section 2.6(a)(i) or Section 2.7(a)(i) hereof;

                 (f) the fact that the representations and warranties of any Borrower contained in this Agreement and in any other Loan Document or certificate delivered to the Administrative Agent and each Lender hereunder shall be true, complete and accurate on and as of the date of such Loan or Letter of Credit to or for the account of such Borrower as though made on and as of such date;

                 (g) the fact that, immediately thereafter, no event shall have occurred and be continuing, or shall result from such Loan, which constitutes a Default Condition or an Event of Default;

                 (h) the fact that since the date of the most recent audited Financial Statements there has occurred no event which could reasonably be expected to have a Materially Adverse Effect;

                 (i) the incumbency of persons authorized by Borrower to sign documents shall be as stated in the certificate of incumbency delivered as part of the closing certificate or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent . The Administrative Agent may, without waiving this condition, consider it fulfilled and a representation by Borrower to such effect made, if no written notice to the contrary, dated the date of such Loan, is received by the Administrative Agent from Borrower prior to the making of such Loan;

                 (j) no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making a Loan;

                 (k) receipt by a Lender of such supplemental certificates, opinions and documents as any Lender may reasonably request; and

                 (l) there has occurred no default or event of default under any agreement evidencing or securing any Material Debt of such Borrower.

                 Each Notice of Borrowing, Competitive Bid Borrowing Request, Notice of Continuation/Conversion and Letter of Credit Request pursuant to Sections 2.3, 2.4, 2.6, 2.7 and 2.11 hereof shall be deemed to be a representation and warranty by Borrower on the date of such Notice as to the facts specified in clauses (f), (g) and (h) of this Section 6.2.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

         SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an Event of Default hereunder, whatever the reason for such event and whether it shall be voluntary or involuntary or within or without the control of a Borrower, any of its Subsidiaries or any Guarantor, or be effected by operation of or pursuant to any Law:

                 (a) NONPAYMENT. Any Borrower shall fail to pay when due any payment or prepayment of principal of, or interest due on, any Loan or Unpaid Drawing, or any other amount due hereunder or thereunder, and such failure shall continue for five days.

                 (b) MISREPRESENTATIONS. Any Borrower or the Guarantor shall make (or be deemed to have made) any representation or warranty in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been incorrect, untrue or misleading in any material respect when made (or deemed made) or furnished.

                 (c) COVENANTS. There shall occur any failure to observe or perform any term, covenant or agreement contained in the Loan Documents (other than those covered by Section 7.1(a) above and Section 5.1(a) with respect to the failure to deliver an unqualified audit report) and such failure continues for a period of thirty (30) days after notice from the Administrative Agent.

                 (d) UNQUALIFIED AUDIT REPORT. AMS shall deliver a qualified audit report and the Administrative Agent shall have notified AMS in writing within 30 days of the delivery thereof of the occurrence of an Event of Default arising therefrom.

                 (e) OTHER DEBTS. (i) Any Borrower, any of its Subsidiaries or the Guarantor shall fail to make any payment when due on any Debt (other than Debt incurred under this Agreement) for borrowed money in an amount in excess of the Equivalent U.S. Dollar Amount of $1,000,000 ("Material Debt") which a Borrower, any of its Subsidiaries, or the Guarantor is obligated to pay as borrower, guarantor or in any other capacity or (ii) any default or event of default (other than a payment default) shall occur under any agreement evidencing or securing any Material Debt, and, if such Material Debt is Debt of a Subsidiary of AMS, the holder of such Material Debt has accelerated the payment of such Material Debt.

                 (f) VOLUNTARY BANKRUPTCY. Any Borrower or the Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under any Debtor Relief Law; any Borrower or the Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; any Borrower or the Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower or the Guarantor, for all or a substantial part of its property; any

Borrower or the Guarantor shall make an assignment for the benefit of creditors; any Borrower or the Guarantor shall be unable or shall fail to pay its debts generally as such debts become due; or any Borrower or the Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due; or any Borrower or the Guarantor shall take any action to authorize, or in furtherance of, any of the foregoing.

                 (g) INVOLUNTARY BANKRUPTCY. There shall have been filed against any Borrower or the Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under any Debtor Relief Law and such petition is not dismissed within sixty days thereafter; or any Borrower or the Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower or the Guarantor, for all or any substantial part of its property; or any Borrower or the Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of its property.

                 (h) JUDGMENTS. Any final judgment or judgments for the payment of money in excess of the Equivalent U.S. Dollar Amount of $20,000,000 which is or are not adequately insured or indemnified against shall be rendered against AMS or any Subsidiary and the same shall remain undischarged for a period of more than thirty days during which execution shall not be effectively stayed.

                 (i) GUARANTY DEFAULTS. The Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or the Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

                                   ARTICLE 8
                                    REMEDIES

         SECTION 8.1 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

                 (a)      TERMINATION OF COMMITMENT; ACCELERATION

                          (i) With the exception of an Event of Default specified in Sections 7.1(f) or (g) hereof, the Administrative Agent may, with the consent of the Required Lenders, and the Administrative Agent shall, if requested to do so by the Required Lenders, do any one or more of the following: (1) terminate the Commitment with respect to each Borrower and the Aggregate Commitments with respect to all of the Borrowers: and (2) declare the principal of and interest on the Loans and all other amounts owed under the Loan Documents, and all other Obligations, to be forthwith due and payable, whereupon all such amounts shall immediately become absolute and due and payable, without presentment, demand, notice of intent to accelerate, notice of acceleration, protest, notice of nonpayment or notice of any kind, all of which are hereby expressly waived by each Borrower, anything in any other Loan Document or in any other document to the contrary notwithstanding;

                          (ii) Upon the occurrence and continuance of an Event of Default specified in Sections 7.1(f) and (g) hereof, the principal of and interest on the Loans, all other amounts owed under any Loan Document, and all other Obligations shall thereupon and concurrently therewith become absolute and due and payable, and the Commitment with respect to each Borrower and the Aggregate Commitments with respect to all Borrowers shall forthwith terminate, all without any action by the Administrative Agent or any Lender, and without presentment, demand, notice of intent to accelerate, notice of acceleration, protest, notice of nonpayment or notice of any kind, all of which are hereby expressly waived by each Borrower, anything in any Loan Document or in any other document to the contrary notwithstanding;

                 (b) OTHER REMEDIES. Unless and except to the extent expressly provided for to the contrary herein, the rights of the Administrative Agent and any Lender specified herein shall be in addition to, and not in limitation of, the Administrative Agent's or such Lender's rights under any statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of the Administrative Agent or Lender, all of which may be exercised successively or concurrently.

                                   ARTICLE 9
                        SET-OFFS AND SHARING OF PAYMENTS

         SECTION 9.1 RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of Borrower against obligations and liabilities of Borrower to such Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Borrower hereby agrees that any Person purchasing a participation in the Loans, the Letters of Credit, and Commitments hereunder pursuant to Section 2.11(g), Section 9.2 or Section 12.13(e) may exercise all rights of set-off with respect to its participation interest as fully as if such person were a Lender hereunder.

         SECTION 9.2 SHARING OF PAYMENTS. If any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment of a proportion of the aggregate amount of principal, interest or the fees owing with respect to the Revolving Credit Loans and participations in Letter of Credit reimbursement obligations which is greater than the proportion received by any other Lender in respect of the principal, interest, or fees owing with respect to such Loans and participations in Letter of Credit reimbursement obligations then owed and due to such other Lender, then the Lender receiving such proportionately greater payment shall simultaneously purchase participations in the Revolving Credit Loans and participations in the Letter of Credit reimbursement obligations owed to such other Lenders so that the aggregate unpaid principal amount of such Loans and participations in Letter of Credit reimbursement obligations owed to each Lender shall be shared pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of any indebtedness of a Borrower other than the Revolving Credit Loans and Letter of Credit reimbursement obligations. In the event that a Lender purchases a participation from any other Lender under the provision of this Section 9.2(a) and is subsequently required to return all or any part of such set-off or payment to a Borrower or to a trustee for a Borrower, the Lender from which it has purchased a participation shall repurchase such participation to the extent of its share of such returned amount.

                                   ARTICLE 10
                                   THE AGENTS

         SECTION 10.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent will furnish to each Lender a copy of any certificate or notice furnished to the Administrative Agent by a Borrower indicating the existence of a Default or an Event of Default. The Administrative Agent may in its discretion give any Borrower notice of any Default of which it has knowledge and, if requested to do so by the Required Lenders, the Administrative Agent shall give any Borrower notice of such Default. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law. Each Lender hereby authorizes the Administrative Agent to take delivery of the Notes and other documents from time to time executed and delivered hereunder by any Borrower and accepts the benefit of, and agrees to be bound by the terms of, this Agreement.

         SECTION 10.2 AGENT'S RELIANCE, ETC. Neither the Administrative Agent, the Documentation Agent, nor any director, officer, agent or employee of either shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; and may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Without limiting the generality of the foregoing, neither Agent: makes any warranty or representation to any Lender; shall be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; shall be responsible to any Lender for the due execution, legality, validity, or enforceability, of this Agreement, any other instrument or document furnished pursuant hereto (but the Agents shall obtain executed copies of documents held for the benefit of the Lenders where manually executed copies have not been furnished to each Lender); and shall incur any liability under or in respect of any provision of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 10.3 THE AGENTS AND THEIR AFFILIATES. With respect to its Commitment, the Loans made by it and Notes issued to it, an Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an agent; for purposes of uniform terminology only, each Agent shall be referred to as a "Lender" hereunder when acting in its lending capacity, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its Affiliates may lend money to, act as trustee under the indentures of, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any of its Subsidiaries, all as if such Agent were not an agent and without any duty to account therefor to the Lenders.
Each Agent or its Affiliates may accept deposits of any Borrower and its Subsidiaries.

         SECTION 10.4 LENDER CREDIT DECISION, ETC. Each Lender acknowledges that it has, independently and without reliance upon either Agent, any other Lender or special counsel to the Agents, and based on the financial statements of each Borrower, its review of this Agreement, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent, any other Lender or special counsel to the Agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

         SECTION 10.5 INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed by a Borrower) ratably according to the respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, the Loans, the Letters of Credit or any action taken or omitted by such Agent under this Agreement, provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse an Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by a Borrower. Notwithstanding anything to the contrary contained herein, no termination of the Commitment of any Lender shall relieve it of any obligation to indemnify an Agent (to the extent set forth above) for any of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature asserted against such Agent for any event or matter occurring, or any condition existing, or any action taken or omitted by such Agent, under this Agreement at a time prior to the termination of the Commitment of such Lender, and for purposes of determining the ratable obligations of the Lenders to indemnify an Agent, the Commitment Percentages in effect at the time that such matter or event occurred or condition existed or action was taken or failed to be taken by such Agent shall govern.

         SECTION 10.6 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Administrative Agent, the Administrative Agent may resign at any time as Administrative Agent under this Agreement by giving written notice thereof to the Lenders and each Borrower and may be removed as Administrative Agent under this Agreement at any time with or without cause by the Required Lenders. Upon any such resignation or removal, AMS shall have the right to appoint a successor Administrative Agent, subject, however, to the approval of the Required Lenders, which approval, however, shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by AMS and shall have accepted such appointment, within thirty days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of AMS and subject, however, to the approval of the Required Lenders, which approval, however, shall not be unreasonably withheld, appoint a successor Administrative Agent, which shall be a financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE 11
                                    GUARANTY

         SECTION 11.1 OBLIGATIONS GUARANTEED. To induce the Lenders to make the Loans and to issue the Letters of Credit hereunder, AMS (in its capacity as a guarantor hereunder, the "Guarantor") irrevocably and unconditionally guarantees to each Lender the payment when due, whether by acceleration or otherwise, of any and all Obligations of any Borrower to each Lender. The guaranty given hereby is a guaranty of payment, not a guaranty of collection. Upon the failure of any Borrower to pay any Obligations when and as the same shall become due, whether at maturity, by acceleration, prepayment or otherwise, Guarantor promises to and will, upon written demand by any Lender, forthwith pay, or cause to be paid, to such Lender in cash an amount equal to the sum of (a) the unpaid principal amount of such Obligations then due, (b) accrued and unpaid interest on such Obligations and (c) all other monetary Obligations then due. AMS shall have no liability under this Guaranty except upon the occurrence and continuation of an Event of Default described in
Article 7 (including nonpayment of any amounts upon acceleration of the Obligations pursuant Article 8) with respect to any subsidiary Borrower.

         SECTION 11.2 WAIVERS. To the fullest extent permitted by law, Guarantor expressly waives (a) notice of acceptance of this Guaranty by a Lender and notice of or consent to the creation or incurrence of any Obligations to which it may apply; (b) presentment, demand for payment, protest and notice of dishonor with respect to any Note, (c) any right to assert against any Lender any defense (legal or equitable), counterclaim, setoff, or cross claim which the Guarantor may now or hereafter have against any Lender or any Borrower, but such waiver shall not prevent the Guarantor from asserting against a Lender in a separate action any claim, action, cause of action, or demand that the Guarantor might have, whether or not arising out of this Guaranty; and (d) the benefits of any provision of law requiring that a Lender exhaust any right or remedy, or take any action, against any Borrower or any other Person or any property.

         SECTION 11.3 LENDER'S RIGHTS. Any Lender may at any time and from time to time without notice to or the consent of the Guarantor and without impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor in whole or in part, and without the endorsement or execution by the Guarantor of any additional consent, waiver or guaranty: (a) change the manner, place or terms of payment, and change or extend the time of payment of or renew or alter or accelerate, any Obligations, modify or amend any of the provisions of the Loan Documents, or exchange, compromise or surrender any security therefor; (b) loan additional monies or extend additional credit to any Borrower, with or without security; (c) sell, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations and any offset against such obligations; (d) exercise or refrain from exercising any rights against any Borrower or others (including the Guarantor and any other guarantor of the Obligations), or against any property; (e) settle or compromise any Obligations or any security therefor and subordinate the payment of all or any part thereof to the payment of any indebtedness (whether or not due) of any Borrower to creditors of any Borrower other than Lender; and (f) apply any sums from any sources to any Obligations without regard to any Obligations remaining unpaid.

         SECTION 11.4 GUARANTY ABSOLUTE AND UNCONDITIONAL. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair, release, discharge or be a defense to this Guaranty, and this Guaranty is an absolute obligation of the Guarantor. Neither the Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, released or discharged in any manner whatsoever by (a) an impairment, modification, change, release, discharge or limitation of the liability of any Borrower or by reason of any Borrower's bankruptcy or insolvency; (b) any determination that any disposition of collateral securing the Obligations is commercially unreasonable; or (c) any other act or omission of a Lender which changes the scope of the Guarantor's risk, except, as to such Lender only, acts or omissions of such Lender in bad faith.

         SECTION 11.5 FURTHER REPRESENTATIONS AND WARRANTIES; CREDIT INVESTIGATION. The Guarantor represents and warrants to each Agent and each Lender that: (a) the Guarantor has adequate means to obtain from each Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs; (b) the Guarantor is not relying on any Agent or any Lender, its employees, agents or other representatives, to provide such information, now or in the future; (c) the Guarantor is executing this Guaranty freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) the Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of each Borrower and each Borrower's financial condition and affairs in deciding to provide this Guaranty; and (e) the Guarantor has not depended or relied on any Agent or any Lender, its employees, agents or representatives, for any information whatsoever concerning any Borrower or any Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that no Agent or any Lender has any duty or responsibility whatsoever, now or in the future, to provide to Guarantor any information concerning any Borrower or any Borrower's financial condition and affairs and that, if the Guarantor receives any such information from an Agent or a Lender, its employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on any Agent or Lender, its employees, agents or other representatives, with respect to such information.

         SECTION 11.6 REINSTATEMENT OF GUARANTEED OBLIGATIONS. If claim is ever made upon any Lender for repayment or recovery of any amount or amounts received by any Lender in payment or on account of any of the Obligations and any Lender repays all or part of said amount by reason of any judgment, decree or order of any Governmental Authority having jurisdiction over such Lender or any of its property, then the Guarantor agrees that any such judgment, decree, or order shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any Loan Document, and the Guarantor shall be and remain liable to such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Lender. Further, any acknowledgment, new promise, payment of principal or interest, or otherwise, whether by a Borrower or others (including the Guarantor), with respect to any of the Obligations shall, if the statute of limitations in favor of the Guarantor against a Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         SECTION 11.7 SUBROGATION RIGHTS; SUBORDINATION. Until all of the Obligations shall have been paid in full, (i) the Guarantor shall not exercise any rights arising out of any payment by the Guarantor to a Lender of any of the Obligations pursuant to this Guaranty including, but not limited to, any right of subrogation, indemnity, reimbursement, contribution, exoneration, payment or any other claim, cause of action, right or remedy against the Borrower, whether such claim arises at law, in equity or out of any written or oral agreement between the Guarantor and Borrower or otherwise, and (ii) any indebtedness of any Borrower to the Guarantor is hereby subordinated to the Obligations.

                                   ARTICLE 12
                                 MISCELLANEOUS

         SECTION 12.1 NO WAIVER; CUMULATIVE RIGHTS; SEVERABILITY. No failure or delay by any Lender in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Lenders or any of them hereunder shall be cumulative and not exclusive of each other or of any other right now or hereafter provided at Law or in equity. A determination that any provision of any Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision of a Loan Document.

         SECTION 12.2 GOVERNING LAW. This Agreement and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         SECTION 12.3 SURVIVAL. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of any Loan, until all of the Obligations to each Lender have been paid in full and each Lender has terminated this Agreement in writing. The obligations of each Borrower in Sections 3.1, 3.6, 3.7, 12.5 and 12.23 hereof shall survive the termination of this Agreement and repayment of the Loans and other amounts due under the Loan Documents.

         SECTION 12.4 COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         SECTION 12.5     COST AND EXPENSES.  The Borrowers and the Guarantor
(a) will pay all reasonable out-of-pocket expenses by the Administrative Agent in connection with the preparation of this Agreement and the Notes (whether or not the transactions hereby contemplated shall be consummated), the making of the Loans or the issuance of the Letters of Credit hereunder, any amendment to or modification or waiver of any of the terms hereof, including the reasonable fees and disbursements of counsel for the Administrative Agent, and (b) will pay all out-of-pocket expenses incurred by the Administrative Agent and each Lender in the enforcement of its respective rights in connection with this Agreement or with the Loans made or the Notes issued hereunder, including but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders.

         SECTION 12.6 NOTICES. Unless otherwise provided herein, all notices, requests, demands and other communications provided for hereunder to or upon the respective parties hereto to be effective shall be in writing (including bank wire, facsimile, telex or similar teletransmission or writing), and shall be deemed to have been given or made (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified below, or (ii) if given by mail, other than during a general discontinuance of postal service due to strike, lockout or otherwise, upon the earlier of receipt or the third Business Day after being deposited in the mail, registered or certified mail, with first class postage prepaid, addressed as set forth below, or (iii) if given by any other means (including, without limitation in the case of overnight courier) when delivered, provided, that any notice, request, demand or other communication to or upon the Administrative Agent under Article 2 hereof shall not be effective until received by the Administrative Agent addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:

         To:     American Management Systems, Incorporated
                 4000 Legato Road
                 Centerpointe II - 4th Floor
                 Fairfax, Virginia  22033-4003
                 Attention:     Treasurer
                 Facsimile:     (703) 267-5436

         To: each other Borrower, from time to time party to this Agreement [Name of Borrower]
                 c/o American Management Systems, Incorporated
                 4000 Legato Road
                 Centerpointe II - 4th Floor
                 Fairfax, Virginia  22033-4003
                 Attention:     Treasurer
                 Facsimile:     (703) 267-5436

    Administrative Agent:       NationsBank, N.A.
                                101 North Tryon Street
                                15th Floor
                                NC1-001-15-12
                                Charlotte, NC  28225
                                Attn:  Ret Taylor - Agency Services
                                Facsimile:  (704) 388-9436


         A Borrower or the Administrative Agent may change its address for notice purposes by notice to the other party in the manner provided herein. Any notice, request or other communication hereunder to a Borrower (other than AMS) shall be deemed given to and effective against its Subsidiaries.

         SECTION 12.7 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement or the Notes shall be effective unless it is in writing and signed by the Borrowers and the Required Lenders and, if the rights and duties of the Administrative Agent are affected thereby, the Administrative Agent, and no waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall be effective unless it is in writing and signed by the Required Lenders and, if the rights and duties of the Administrative Agent are affected thereby, by the Administrative Agent, except that with respect to amendments or waivers relating to (a) any increase in the amount of the Commitments, (b) any reduction in the amount of, or postponement of the due date of, any payment or any extension of the Revolving Credit Termination Date, (c) any changes in interest or fees (including any change in the basis for the calculation of the Applicable Rate), other than the Agent's Fees, due hereunder, (d) any change in Section 2.9(a) or change in Article 9 in a manner that would alter the pro rata sharing of payments required thereby, (e) any change in Article 11, or (f) any change in this Section 12.7 or the definition of "Required Lenders" or "Required Lenders", no such amendment or waiver shall be effective unless it is in writing and signed by each of the Lenders. In any event, any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 12.8 TIME OF THE ESSENCE. Time is of the essence of this Agreement and the other Loan Documents, including, without limitation, in the interpreting and performance hereof and thereof.

         SECTION 12.9 INTERPRETATION. Should any provision of this Agreement or any of the other Loan Documents require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that the Borrowers, the Guarantor, the Agents and the Lenders and their respective agents participated in the preparation hereof.

         SECTION 12.10 AGENTS AND LENDERS NOT JOINT VENTURERS. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making any Lender a partner or joint venturer with a Borrower or the Guarantor or as creating any similar relationship or entity, or as creating any fiduciary relationship between a Borrower or the Guarantor and any Agent or Lender, and each Borrower and the Guarantor agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving any Agent or Lender and any Borrower.

         SECTION 12.11 ACCEPTANCE. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to the Administrative Agent at its principal office and accepted in writing by each Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by each Borrower and the Guarantor).

         SECTION 12.12 RECITALS. All recitals contained herein are hereby incorporated by reference into this Agreement and made part hereof.

         SECTION 12.13 SUCCESSORS AND ASSIGNS: Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Borrower, each Agent and each Lender that are contained in this Agreement shall bind and inure to the benefit of its respective successors and assigns.

                 (a) Each Lender may assign to one or more assignees all or a constant, and not a varying, percentage of its interests, rights and obligations under this Agreement (including all or a constant, and not a varying, percentage of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) except in the cases of an assignment to (A) a Lender or an Affiliate of such Lender under circumstances in which such Lender does not reasonably anticipate that such assignment would result in increased cost to a Borrower and (B) to any assignee at any time after the occurrence of a Default Condition or an Event of Default, AMS and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than the Equivalent U.S. Dollar Amount of $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than the Equivalent U.S. Dollar Amount of $5,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 12.13(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 3.1, 3.7, 12.10 and 12.23, as well as to any fees accrued for its account hereunder and not yet paid)).

                 (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;
(iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements delivered pursuant to Section 5.1(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (c) The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of AMS and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Within five Business Days after receipt of notice, each of the Borrowers, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in an amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if such assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits D, E and F hereto, as appropriate. Canceled Notes shall be returned to the appropriate Borrower.

                 (e) Each Lender may without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.1 and 3.7 to the same extent as if they were Lenders but not in excess of those cost protections to which the Lender from which it purchased its participation would be entitled to under any of such Sections and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of a Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder, increasing the Commitment of such Lender or decreasing the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

                 (f) Any Lender or Participant may, in connection with an assignment or participation or proposed assignment or participation pursuant to this Subsection 12.13, disclose to the assignee or Participant or proposed assignee or Participant any information relating to a Borrower furnished to such Lender by or on behalf of any Borrower; provided that, prior to any such disclosure of information designated by a Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall execute an agreement whereby such assignee or Participant shall agree to preserve the confidentiality of such confidential information (subject to those restrictions set forth in Section 5.1(a) hereof).

                 (g) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank, provided, that no such assignment shall release a Lender from any of its obligations hereunder.

                 (h) No Borrower shall assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Administrative Agent and each of the Lenders, subject to the execution by such assignee and delivery to the Agents and the Lenders of such reasonable documentation as any Lender may request.

                 (i) If, pursuant to this Subsection 12.13, any interest in this Agreement or any Commitment, Loan or Note is transferred to any transferee, Lender or Participant which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee, concurrently with and as a condition to the effectiveness of such transfer, for the benefit of the transferor Lender and the Borrowers, to (A) make such representations and warranties, (B) deliver such certificates and forms, and (C) agree to comply with all other such requirements, in each case as are applicable to the transferee under Section
3.7 on the date that it becomes a Lender and thereafter or, if the transferee is a Participant, that would be applicable to the transferee if the transferee were a Lender. A Borrower shall not be required to pay any additional amounts to any Lender or Participant in respect of withholding tax, or indemnify the Lender or Participant in respect of withholding tax pursuant to Section 12.13(e)(ii), if the obligation to pay such additional amounts or the obligation to indemnify would not have arisen but for a failure by a Participant to comply with the foregoing.

         SECTION 12.14 ENTIRE AGREEMENT. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER DOCUMENTS TOGETHER WITH THE EXHIBITS AND SCHEDULES ATTACHED HERETO AND THERETO EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS, ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Each Borrower and the Guarantor acknowledges and agrees that the execution of this Agreement and the other Loan Documents by Borrower and the Guarantor was not based upon any facts or materials provided by any Agent or Lender, nor was Borrower or the Guarantor induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by any Agent or Lender.

         SECTION 12.15 INDEPENDENCE OF COVENANTS. Each covenant of Borrower herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

         SECTION 12.16 REVISIONS OR UPDATES TO SCHEDULES. A Borrower may, from time to time, revise or update the information and disclosures set forth on the Schedules attached hereto by delivering to the Administrative Agent and each Lender, revised Schedule(s). Each Lender may, in its sole discretion, accept or reject such revised Schedule(s). From any time after the date of the Required Lender's written acceptance of such revised Schedule(s), the representations, warranties and covenants contained herein shall be deemed modified with respect to the additional or revised information or disclosures set forth on such revised Schedule(s); provided, however, that the Required Lender's written acceptance of revised Schedule(s) pursuant to this Section
12.16 shall not be deemed to constitute a waiver of any Default Condition or Event of Default that is in existence prior to such written acceptance.

         SECTION 12.17 SUBMISSION TO JURISDICTION; WAIVER. EACH BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (c) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 12.6 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS AS SET FORTH IN SECTION 12.6 HEREOF;

                 (d) HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS AMS AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY SERVICE OF PROCESS HEREUNDER AND THAT SUCH PROCESS MAY BE SERVED ON ANY BORROWER IN CARE OF AMS PURSUANT TO SECTION 12.17(c) HEREOF;

                 (e) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT OR OTHERWISE AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER, THE GUARANTOR OR THE PROPERTY OF EITHER IN THE COURTS OF OTHER JURISDICTIONS.

                 (f) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in an Approved Currency other than U.S. Dollars into U.S. Dollars, agrees that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the Approved Currency could be purchased in New York City with U.S. Dollars by the person obtaining such judgment on the Business Day preceding that on which final judgment is given;

                 (g) Agrees, to the fullest extent that they may effectively do so under applicable law, that the obligations of each to make payments in an Approved Currency of the principal of and interest on the Loans and any other amounts due hereunder to a Lender as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, in any currency other than the relevant Approved Currency, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Approved Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Approved Currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement;

         SECTION 12.18 WAIVER OF JURY TRIAL. EACH BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY INTENTIONALLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

         SECTION 12.19 LENDER NOT IN CONTROL. None of the covenants or other provisions contained in the Loan Documents shall or shall be deemed to give any Lender the rights or power to exercise control over the affairs and/or management of a Borrower, any of its Subsidiaries or the Guarantor, the power of any Lender being limited to the right to exercise the remedies provided in the Loan Documents; provided, however, that if any Lender becomes the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, such Lender shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock or other equity interest in such Person.

         SECTION 12.20 REPRODUCTION OF DOCUMENTS. This Agreement and all other Loan Documents, including (a) consents, waivers, amendments and modifications, which may subsequently be executed, (b) documents received by Lender on the Closing Date, and (c) financial statements, certificates and other information previously or subsequently furnished to any Lender may be reproduced by such Lender, any Borrower or the Guarantor by any photographic, photostatic, microfilm, microcard, miniature photographic or similar process. Borrower, Guarantor and Lender agree and stipulate that any such reproduction shall, to the extent permitted by applicable Law, be admissible in evidence as the original itself in any judicial or administrative proceeding whether or not the original is in existence (and whether or not the reproduction was made by Lender in the regular course of business) and that any enlargement, facsimile or further reproductions of the reproduction shall likewise be admissible in evidence; provided, that if the original is in existence and shall be reasonably available, the original shall be used in evidence, and not a reproduction.

         SECTION 12.21    MITIGATION OBLIGATIONS; SUBSTITUTION OF LENDERS.

                 (a) If any Lender requests compensation under Section 3.1, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, or if any Lender is affected by the circumstances contemplated by Section 3.3, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.1 or 3.7, as the case may be, in the future or (ii) result in the Lender not being affected by the circumstances contemplated by Section 3.3 and (iii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Without limiting the generality of the foregoing, each Lender shall use all reasonable efforts to mitigate the effect upon Borrower of any increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among Borrower and other borrowers of such Lender to which such cost applies and such Lender shall not be entitled to be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline or request, such Lender's policy generally to seek to exercise such rights, where available, against other borrowers of such Lender.

                 (b) If any Lender requests additional compensation under the provisions of Sections 3.1 or an increase in additional compensation under the provisions of Section 3.7 due to a change in the rate of collection or withholding of Taxes, or shall notify the Administrative Agent or a Borrower pursuant to Section 3.3 that it is unlawful or impossible for such Lender to make, maintain or fund a Eurodollar Rate Revolving Credit Loan, any Borrower may upon the payment of the amount to which such Lender is entitled terminate the Commitment of such Lender and shall, with the approval of the Administrative Agent, which approval shall not be unreasonably withheld, substitute for such Lender another lender or lenders. Any lender which becomes a "Lender" pursuant to the provisions of this Subsection 12.21 shall become a party to this Agreement by executing such instruments or agreements as may be satisfactory to the Administrative Agent and AMS, including an Assignment and Acceptance pursuant to Section 12.13, and each Borrower shall execute and deliver to such Lender a Revolving Credit Note dated as of the date such lender becomes a Lender.

         SECTION 12.22 SEVERAL OBLIGATIONS OF LENDERS. The obligation of each Lender to make the Loans provided for herein is several, and no Lender shall be liable in the event that any other Lender fails to make any Loan it has agreed to make hereunder.

         SECTION 12.23 INDEMNIFICATION. From and at all times after the date of this Agreement, and in addition to all of the other rights and remedies of the Agents and the Lenders against the Borrowers and the Guarantor, each Borrower and the Guarantor agrees to hold each Agent and each of the Lenders harmless from, and to indemnify each Agent and each of the Lenders against, all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenses) incurred by an Agent or any of the Lenders from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to the use of the proceeds of the Loans by a Borrower; provided, however, that the foregoing indemnification shall not protect an Agent or any Lender from loss, damage, cost or expense directly attributable to the willful misconduct or gross negligence of such Person. All of the foregoing losses, damages, costs and expenses of an Agent or any Lender shall be payable by the Company upon demand by such Agent or such Lender.

         SECTION 12.24 MARGIN STOCK COLLATERAL. Each of the Lenders represents to the Agents and to each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise) relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.



                    [Rest of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each Borrower, the Guarantor, the Administrative Agent, the Documentation Agent and each Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                   AMERICAN MANAGEMENT
                                    SYSTEMS, INCORPORATED,
                                    as Borrower and Guarantor


                                  BY: /s/ FRANK A. NICOLAI
                                     ------------------------------------------
                                  NAME:   Frank A. Nicolai
                                       ----------------------------------------
                                  TITLE:  Director
                                        ---------------------------------------


                                   AMS MANAGEMENT SYSTEMS
                                    DEUTSCHLAND GmBH,
                                    as Borrower

                                  BY: /s/ FRANK A. NICOLAI
                                     ------------------------------------------
                                  NAME:   Frank A. Nicolai
                                       ----------------------------------------
                                  TITLE:  Director
                                        ---------------------------------------


                                   AMS MANAGEMENT SYSTEMS
                                    EUROPE S.A./N.V.,
                                    as Borrower


                                  BY: /s/ FRANK A. NICOLAI
                                     ------------------------------------------
                                  NAME:   Frank A. Nicolai
                                       ----------------------------------------
                                  TITLE:  Director
                                        ---------------------------------------

                                   AMS MANAGEMENT SYSTEMS U.K. LTD.,
                                    as Borrower


                                  BY: /s/ FRANK A. NICOLAI
                                     ------------------------------------------
                                  NAME:   Frank A. Nicolai
                                       ----------------------------------------
                                  TITLE:  Director
                                        ---------------------------------------


                                   AMS MANAGEMENT SYSTEMS CANADA
                                    INC.,
                                    as Borrower


                                  BY: /s/ FRANK A. NICOLAI
                                     ------------------------------------------
                                  NAME:   Frank A. Nicolai
                                       ----------------------------------------
                                  TITLE:  Director
                                        ---------------------------------------



                                   AMSY MANAGEMENT SYSTEMS
                                    NETHERLANDS, B.V.,
                                    as Borrower

                                  BY: /s/ FRANK A. NICOLAI
                                     ------------------------------------------
                                  NAME:   Frank A. Nicolai
                                       ----------------------------------------
                                  TITLE:  Director
                                        ---------------------------------------

                               NORDIC BUSINESS MANAGEMENT
                                SYSTEMS AB,
                                as Borrower

                              BY: /s/ FRANK A. NICOLAI
                                 ----------------------------------------------
                              NAME:   Frank A. Nicolai
                                   --------------------------------------------
                              TITLE:  Director
                                    -------------------------------------------



                               AMS MANAGEMENT SYSTEMS
                                AUSTRALIA PTY. LIMITED,
                                as Borrower

                              BY: /s/ FRANK A. NICOLAI
                                 ----------------------------------------------
                              NAME:   Frank A. Nicolai
                                   --------------------------------------------
                              TITLE:  Director
                                    -------------------------------------------


                               AMS MANAGEMENT SYSTEMS
                                (SWITZERLAND) AG,
                                as Borrower

                              BY: /s/ FRANK A. NICOLAI
                                 ----------------------------------------------
                              NAME:   Frank A. Nicolai
                                   --------------------------------------------
                              TITLE:  Authorized Signatory
                                    -------------------------------------------

                               AMS MANAGEMENT SYSTEMS ITALIA
                                S.p.A.,
                                as Borrower

                              BY: /s/ FRANK A. NICOLAI
                                 ----------------------------------------------
                              NAME:   Frank A. Nicolai
                                   --------------------------------------------
                              TITLE:  Director
                                    -------------------------------------------


                              AMS MANAGEMENT SYSTEMS
                              FRANCE S.A.,
                                as Borrower

                              BY: /s/ FRANK A. NICOLAI
                                 ----------------------------------------------
                              NAME:   Frank A. Nicolai
                                   --------------------------------------------
                              TITLE:  Director
                                    -------------------------------------------


                               AMS MANAGEMENT SYSTEMS
                                ESPANA, S.A.,
                                as Borrower


                              BY: /s/ FRANK A. NICOLAI
                                 ----------------------------------------------
                              NAME:   Frank A. Nicolai
                                   --------------------------------------------
                              TITLE:  Director
                                    -------------------------------------------

COMMONWEALTH OF VIRGINIA

City/County of Fairfax

         The foregoing instrument was acknowledged before me in my jurisdiction aforesaid this 9th day January, 1998 by Frank A. Nicolai, who is Director of AMS Management Systems Espana, S.A., for and on behalf of the corporation.



                                                    /s/ Merritt Zafren
                                         --------------------------------------
                                                        Notary Public

My commission expires: 9/30/2000
                      -----------

I was commissioned a notary public as Merritt Mantiply.

Amount of                         Commitment
Commitment                        Percentage
----------                        ----------

$40,000,000                            33.333%

                                               NATIONSBANK, N.A.


Lending Office for Base Rate Loans:            By:  /s/ MARTY V. MITCHELL
                                                  -----------------------------
                                               Its:  Vice President
                                                   ----------------------------

         101 North Tryon Street
         15th Floor
         NC1-001-15-12
         Charlotte, NC 28225
         ATTN:  Ret Taylor - Agency Services



Lending Office for Eurocurrency Loans:         Address for Notices:

         NationsBank, N.A., London             101 North Tryon Street
         Sort Code 40 51 15                    15th Floor
         SWIFT Address:  NABKGB2X              NC1-001-15-12
         ATTN:  Timothy Martin                 Charlotte, NC 28225
                                               ATTN:  Ret Taylor-Agency Services

Amount of                         Commitment
Commitment                        Percentage
----------                        ----------


$35,000,000                            29.167%      WACHOVIA BANK, N.A.



Lending Office for Base Rate Loans:                 By: /s/ Charles A. Johnson
                                                       ------------------------
                                                    Its: Senior Vice President
                                                        -----------------------

         100 North Main Street
         MC NC 37202
         Winston-Salem, NC  27150
         ATTN:  Ann Parrish



Lending Office for Eurocurrency Rate Loans:         Address for Notices:

         100 North Main Street                      100 North Main Street
         MC NC 37202                                MC NC 37202
         Winston-Salem, NC  27150                   Winston-Salem, NC  27150
         ATTN:  Ann Parrish                         ATTN:  Ann Parrish

Amount of                         Commitment
Commitment                        Percentage
----------                        ----------

$15,000,000                        12.5%        BANK OF TOKYO - MITSUBISHI
                                                TRUST COMPANY



Lending Office for Base Rate Loans:             By: /s/ Catherine Moeser
                                                   -----------------------
                                                Its:    Vice President
                                                    ----------------------

    Bank of Tokyo-Mitsubishi Trust Company
    1251 Avenue of the Americas
    New York, New York  10020-1104
    Fax No.:  (201) 413-8225





Lending Office for Eurocurrency Rate Loans:     Address for Notices:

    Bank of Tokyo-Mitsubishi Trust Company      Bank of Tokyo-Mitsubishi Trust
    1251 Avenue of the Americas                   Company
    New York, New York  10020-1104              1251 Avenue of the Americas
    Fax No.:  (201) 413-8225                    New York, New York  10020-1104
                                                Fax No.:  (201) 413-8225

Amount of                         Commitment
Commitment                        Percentage
----------                        ----------



$15,000,000                             12.5%        COMERICA BANK



Lending Office for Base Rate Loans:                  By:  /s/ Tamara J. Gurne
                                                        -----------------------
                                                     Its:     Vice President
                                                         ----------------------

         500 Woodward Avenue
         Detroit, Michigan  48226
         Mail Code 3230





Lending Office for Eurocurrency Rate Loans:          Address for Notices:

         500 Woodward Avenue                         500 Woodward Avenue
         Detroit, Michigan  48226                    Detroit, Michigan  48226
         Mail Code 3280                              Mail Code 3280
                                                     Attn:  Diana Pascoe
                                                     Fax:  (313) 222-3330

Amount of                         Commitment
Commitment                        Percentage
----------                        ----------



$15,000,000                             12.5%    KREDIETBANK, N.V.





Lending Office for Base Rate Loans:              By: /s/ ROBERT SNAUFFER
                                                    ----------------------
                                                 Its:  Robert Snauffer
                                                     ---------------------
                                                       Vice President

         Grand Cayman Branch
         c/o New York Branch                     By: /s/ PATRICK J. OWENS
         125 West 55th Street                        ---------------------
         New York, New York  10019               Its:  PATRICK J. OWENS
                                                      --------------------
                                                       Vice President




Lending Office for Eurocurrency Rate Loans:      Address for Notices:

         Grand Cayman Branch                     125 West 55th Street
         c/o New York Branch                     New York, New York  10019
         125 West 55th Street                    Attn:  Loan Administration
         New York, New York  10019               Fax (212) 956-5581



Lending Office for British Pound Loans:

         Kredietbank N.V., London Branch         Bank account details for
         7th Floor, Exchange House               Revolving Advance in GBP:
         Primrose Street, London EC2A 2HQ        Bank Name: Royal Bank of Scotland
         Tel. No.    0171 638-5812                          5-10 Great Tower Street
         Fax No.     0171 256-4846                          London
         Telec:      8951024/5                   Acct. Name: Kredietbank N.V., London
For Credit Matters:                              Acct. No.:  12201433
         Attn: Lisa Taylor                       Chaps Sort Code:   16-54-87
         Tel. No.    0171 256-4807
         Fax. No.    0171 256-4846
For Administration Matters:
         Attn:  Mr. Terry Rogers
         Tel. No.    0171 256-4827
         Fax. No.    0171-256-4846

                                       NATIONSBANK, N.A.,
                                       as Administrative Agent

                                       By:    /s/ MARTY V. MITCHELL
                                          -------------------------------------
                                       Its:   Vice President
                                           ------------------------------------

                                       Address for Notices:
                                       101 North Tryon Street
                                       15th Floor
                                       NC1-001-15-12
                                       Charlotte, NC  20225

                                       ATTN:  Ret Taylor, Agency Services




                                       WACHOVIA BANK, N.A.
                                       as Documentation Agent


                                       By:  /s/ CHARLES A. JOHNSON
                                          -------------------------------------
                                       Its: Senior Vice President
                                           ------------------------------------

                                       Address for Notices:
                                       100 North Main Street
                                       MC NC 37202
                                       Winston-Salem, NC  27150
                                       ATTN:  Ann Parrish

                                   EXHIBIT A



                              NOTICE OF BORROWING

TO:      NationsBank, N.A., as Administrative Agent

         ------------------------------------------

         ------------------------------------------
         Attention:
                    -------------------------------

                 Irrevocable notice is hereby given pursuant to the Multi-Currency Revolving Credit Agreement dated as of January, 1998, by and among American Management Systems, Incorporated, various of its Subsidiaries, the Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent (the "Loan Agreement"), of Borrower's desire to effect the [Revolving Credit Loan] [Swingline Loan] specified herein. Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.

                 1. The Business Day of the proposed borrowing is _____________, ______.

                 2.       The aggregate amount of the proposed borrowing is
                          [$_______________.]  [               ].

                 3. The proposed borrowing is to be a [Swingline Loan] [Base Rate Loan] [Eurocurrency Rate Loan], provided, that any Revolving Credit Loan denominated in an Approved Currency other than U.S. Dollars shall be a Eurocurrency Rate Loan.

                 4. The initial Interest Period for a Eurocurrency Rate Loan shall be [one], [two], [three], [six] months, provided, that a Revolving Credit Loan denominated in an Approved Currency other than U.S. Dollars may not have a six-month Interest Period.

                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (a) The applicable representations and warranties of the undersigned contained in Article 4 of the Loan Agreement are true and correct in all material respects as though made on and as of such date.

                 (b) No Default Condition or Event of Default exists or shall result from such proposed borrowing.

                 (c) After giving effect to the proposed borrowing the aggregate outstanding principal balance of the Loans shall not exceed the Aggregate Commitments.

                 (d) No event has occurred since the date of the most recent audited Financial Statements which could reasonably be expected to have a Materially Adverse Effect.


Dated:                                           [NAME OF BORROWER]
       ---------------------------

                                                 By:
                                                     --------------------------

                                                 Name:
                                                       ------------------------

                                                 Title:
                                                        -----------------------

                                   EXHIBIT B



                       NOTICE OF CONTINUATION/CONVERSION



TO:      NationsBank, N.A., as Administrative Agent

         ------------------------------------------

         ------------------------------------------
         Attention:
                    -------------------------------



                 Irrevocable notice is hereby given pursuant to the Multi-Currency Revolving Credit Agreement dated as of January, 1998, by and among American Management Systems, Incorporated, various of its Subsidiaries, the Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent (the "Loan Agreement"), of Borrower's desire to effect the Continuation/Conversion of a Loan thereunder. Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.

                 1.       The Business Day of the proposed
         Continuation/Conversion is: _______________, _____.

                 2.       The Type and Amount of the Loan to be
         continued/converted is: ____________________.

                 3. The Type of Loan into which the existing Loan is to be continued/converted is: _______________.

                 4.       The Interest Period (if applicable) is:
         ____________________.



                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Continuation/Conversion, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (a) The applicable representations and warranties of the undersigned contained in Article 4 of the Loan Agreement are true and correct in all material respects as though made on and as of such date.

                 (b) No Default Condition or Event of Default exists or shall result from such Loan as continued or converted.

                 (c)      After giving effect to the proposed
         Continuation/Conversion the aggregate outstanding principal balance of the Loans shall not exceed the Aggregate Commitments.

                 (d) No event has occurred since the date of the most recent audited Financial Statements which could reasonably be expected to have a Materially Adverse Effect.



Dated:                                         [NAME OF BORROWER]
       ---------------------------

                                               By:
                                                   ----------------------------

                                               Name:
                                                     --------------------------

                                               Title:
                                                      -------------------------

                                   EXHIBIT C



                       COMPETITIVE BID BORROWING REQUEST



TO:      NationsBank, N.A., as Administrative Agent

         ------------------------------------------

         ------------------------------------------
         Attention:
                   --------------------------------


                 Notice is hereby given pursuant to Section 2.6(a) or 2.7(a) of the Multi-Currency Revolving Credit, dated as of January, 1998, by and among American Management Systems, Incorporated, various of its Subsidiaries, the Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent (the "Loan Agreement"), of Borrower's desire to effect a [USD] [Multicurrency] Competitive Bid Loan. Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.

                 Borrower encloses payment of the fee payable with respect to this Competitive Bid Borrowing Request and sets forth below the terms of the Competitive Bid Loan requested.

                 1. The Business Day of the proposed borrowing is _______________, _____.

                 2.       The amount of the proposed borrowing is
         _______________ [Dollars] [Alternative Currency]

                 3. The proposed borrowing shall consist of Competitive Bid Loans having an Interest Period of _______________.

         4.       The LIBOR Bid Margin requested is _______%.

                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (a) The applicable representations and warranties of the undersigned contained in Article 4 of the Loan Agreement are true and correct in all material respects as though made on and as of such date.

                 (b) No Default Condition or Event of Default exists or shall result from such proposed borrowing.

                 (c) After giving effect to the proposed borrowing the aggregate outstanding principal balance of the Loans shall not exceed the Aggregate Commitments.

                 (d) No event has occurred since the date of the most recent audited Financial Statements which could reasonably be expected to have a Material Adverse Effect.





Dated:                                        [NAME OF BORROWER]
       ---------------------------


                                              By:
                                                  -----------------------------------------------


                                              Name:
                                                    ---------------------------------------------


                                              Title:
                                                     --------------------------------------------

                                   EXHIBIT D


                             REVOLVING CREDIT NOTE


$___________                                                   January, 1998


                 FOR VALUE RECEIVED, the undersigned, ______________________, ("Borrower"), hereby promises to pay to the order of _______________, (hereinafter, together with any holder hereof, referred to as "Lender"), on _______________, 2003, at the office of the Administrative Agent (as defined below), in the Applicable Currency in which any Revolving Credit Loan is denominated, and in immediately available funds, the principal sum equal to the Equivalent U.S. Dollar Amount of _____________________________________ U.S.
DOLLARS ($___________), or the aggregate unpaid principal amount outstanding of all Revolving Credit Loans made by Lender to Borrower pursuant to the Loan Agreement (as defined below), whichever is less, and, prior to maturity, to pay interest on said principal sum, or the outstanding balance thereof, whichever is less, in like money and funds, at said office on the date or dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement.

                 Lender has been authorized by Borrower to record on the schedule attached to this Note the amount and date of each Revolving Credit Loan made by Lender, and the date and amount of each payment of principal thereof received by Lender, provided that the failure by Lender to make any such endorsement or any error therein shall not affect the obligations of Borrower hereunder.

                 This Note is the Revolving Credit Note referred to in and entitled to the benefit of that certain Multi-Currency Revolving Credit Agreement dated January __, 1998, by and among Borrower, American Management Systems, Incorporated, various of its Subsidiaries, Lender, the other Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, as from time to time amended, modified, supplemented, renewed, or extended (the "Loan Agreement"). Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.

                 Upon the occurrence of an Event of Default the principal hereof and accrued interest hereon may become, or may be declared to be, forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Loan Agreement.

                 Time is of the essence of this Note. In addition and not in limitation of the foregoing, Borrower agrees to pay all reasonable costs and expenses incurred in the collection of this Note, including reasonable attorney's fees if this Note is collected by or through an attorney at law, or in bankruptcy, receivership, or other court proceeding.

                 Reference is made to Section 3.5 of the Loan Agreement for provisions relating to the prepayment hereof.

                 Borrower hereby waives presentment, demand, notice of dishonor, protest, and all other notices whatever.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York.

                 Executed under the hand of Borrower by its officer or agent duly authorized on the date first above written.

                                    [BORROWER]


                                    By:

                                        -------------------------------------


                                    Name:
                                          -----------------------------------


                                    Title:
                                           ----------------------------------

                       SCHEDULE TO REVOLVING CREDIT NOTE



     Date of
    Revolving         Principal Applicable                                                         Amount &
   Credit Loan          Currency Amount             Type of Loan         Interest Period         Date Repaid
   -----------          ---------------             ------------         ---------------         -----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------

   ----------              ----------                ----------           ----------             ----------


                                   EXHIBIT E


                                 SWINGLINE NOTE

$20,000,000                                                  January, 1998

                 FOR VALUE RECEIVED, the undersigned,
___________________________ ________________ ("Borrower"), hereby promises to pay to the order of NationsBank, N.A. (hereinafter, together with any holder hereof, referred to as "Lender"), on the dates specified in the Loan Agreement (as defined below) and on _______________, 2003, at the office of Lender, in [Borrower's domestic currency], and in immediately available funds, the principal sum equal to the Equivalent U.S. Dollar Amount of TWENTY MILLION AND 00/100 U.S. DOLLARS ($20,000,000), or the aggregate unpaid principal amount outstanding of all Swingline Loans made by Lender to Borrower pursuant to the Loan Agreement, whichever is less, and, prior to maturity, to pay interest on said principal sum, or the outstanding balance thereof, whichever is less, in like money and funds, at said office on the date or dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement.

                 Lender has been authorized by Borrower to record on the schedule attached to this Note the amount and date of each Swingline Loan made by Lender, and the date and amount of each payment of principal thereof received by Lender, provided, that the failure by Lender to make any such endorsement or any error therein shall not affect the obligations of Borrower hereunder.

                 This Note is the Swingline Note referred to in and entitled to the benefit of that certain Multi-Currency Revolving Credit Agreement dated January __, 1998, by and among Borrower, American Management Systems, Incorporated, various of its Subsidiaries, Lender, the other Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, as from time to time amended, modified, supplemented, renewed or extended (the "Loan Agreement"). Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.

                 Upon the occurrence of an Event of Default the principal hereof and accrued interest hereon may become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

                 Time is of the essence of this Note. In addition and not in limitation of the foregoing, Borrower agrees to pay all reasonable costs and expenses incurred in the collection of this Note, including reasonable attorney's fees if this Note is collected by or through an attorney at law, or in bankruptcy, receivership, or other court proceeding.

                 Reference is made to Section 3.5 of the Loan Agreement for provisions relating to the prepayment hereof.

                 Borrower hereby waives presentment, demand, notice of dishonor, protest, and all other notices whatever.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York.

                 Executed under the hand of Borrower by its officer or agent duly authorized on the date first above written.

                                   -------------------------------------------
                                   [BORROWER]

                                   By:
                                       ---------------------------------------

                                   Name:
                                         -------------------------------------

                                   Title:
                                          ------------------------------------

                           SCHEDULE TO SWINGLINE NOTE



      Date of             Principal Applicable                                  Amount &
   Swingline Loan           Currency Amount           Interest Rate            Date Repaid
   --------------         --------------------        -------------            -----------

   ----------                ----------               ----------                ----------


   ----------                ----------               ----------                ----------


   ----------                ----------               ----------                ----------


   ----------                ----------               ----------                ----------


   ----------                ----------               ----------                ----------


   ----------                ----------               ----------                ----------


   ----------                ----------               ----------                ----------

                                   EXHIBIT F


                              COMPETITIVE BID NOTE


$120,000,000                                                   January, 1998

                 FOR VALUE RECEIVED, the undersigned, ____________________ ("Borrower"), promises to pay to the order of ____________________ (hereinafter, together with any holder hereof, referred to as "Lender"), on the dates specified in the Loan Agreement (as defined below) and on _______________, 2003, at the office of the Administrative Agent (as defined below), in the Applicable Currency in which any Competitive Bid loan is denominated, and in immediately available funds, the principal sum equal to the Equivalent U.S. Dollar Amount of ONE HUNDRED AND TWENTY MILLION AND 00/100 U.S. DOLLARS ($120,000,000), or the aggregate unpaid principal amount outstanding of all Competitive Bid Loans made by Lender to Borrower pursuant to the Loan Agreement (as defined below), whichever is less, and prior to maturity, to pay interest on said principal sum, or the outstanding balance thereof, whichever is less, in like money and funds, at the said office on the date or dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan Agreement.

                 Lender has been authorized by Borrower to record on the schedule attached to this Note the amount and date of each Competitive Bid Loan made by Lender, and the date and amount of each payment of principal thereof received by Lender, provided that the failure by Lender to make any such endorsement or any error therein shall not affect the obligations of Borrower hereunder.

                 This Note is the Competitive Bid Note referred to in and entitled to the benefit of that certain Multi-Currency Revolving Credit Agreement dated January __, 1998, by and among Borrower, American Management Systems, Incorporated, various of its Subsidiaries, Lender, the other Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, as from time to time amended, modified, supplemented, renewed, or extended (the "Loan Agreement"). Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.

                 Upon the occurrence of an Event of Default the principal hereof and accrued interest hereon may become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

                 Time is of the essence of this Note. In addition and not in limitation of the foregoing, Borrower agrees to pay all reasonable costs and expenses incurred in the collection of the Note, including reasonable attorney's fees, if this Note is collected by or through an attorney at law, or in bankruptcy, receivership, or other court proceeding.

                 Reference is made to Section 3.5 of the Loan Agreement for provisions relating to the prepayment hereof.

                 Borrower hereby waives presentment, demand, notice of dishonor, protest, and all other notices whatever.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York.

                 Executed under the hand of the Borrower, by its officer or agent duly authorized on the date first above written.

                                      [BORROWER]

                                      By:
                                          ------------------------------------

                                      Name:
                                            ----------------------------------

                                      Title:
                                             ---------------------------------

                        SCHEDULE TO COMPETITIVE BID NOTE



     Date of                                    Principal Applicable
   Competitive                                    Currency Amount                                Amount and
     Bid Loan            Interest Rate                of Loan           Maturity Date            Date Repaid
     --------            -------------                -------           -------------            -----------

   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------


   ----------              ----------                ----------           ----------             ----------

                                   EXHIBIT G



                           _______________ ___, 1998

[Lender Address]

Dear ____________:


                 Pursuant to Section 5.1(a) of the Multi-Currency Revolving Credit Agreement dated January __, 1998 (the "Loan Agreement") among American Management Systems, Incorporated ("AMS"), various of its Subsidiaries, the Lenders named therein, NationsBank Bank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, the following are submitted for AMS and its consolidated Subsidiaries for the [Fiscal Quarter] [Fiscal Year] ended _______________, 19___.

                 Consolidated Financial Statements for [Fiscal Quarter] [Fiscal year] ended _______________, 19___.

                 I hereby certify that the foregoing Financial Statements of the Borrower are complete and correct in all material respects and present fairly, in accordance with GAAP, on a consolidated basis, the statements of cash flow and the financial condition of AMS and its consolidated Subsidiaries, and the results of their operations and changes in stockholders' equity for the reporting period.

                 [No change in GAAP or in the application of GAAP to the preparation of the Financial Statements has occurred since the date of the audited Financial Statements dated as of _______________, 19___.] [Since the date of the audited Financial Statements dated as of _______________, 19___, there have occurred the following changes in GAAP or in the application of GAAP to the preparation of the Financial Statements: ________________________________
________________________________________________________________________________
______________________.  The effect of such change is as follows:_______________
______________________________________________________________________________.]

The following Default Condition or Event of Default exists on the date hereof:
                                     [None]
                                      [or]
           [Describe any such Default Condition or Event of Default]


The Borrower proposes to take the following steps with respect to any such Default Condition or Event of Default:

                 I further certify that no Default Condition or Event of Default has occurred as defined in Article 8 of the Loan Agreement except as specified in Exhibit 1 hereto.

                 The following calculations are provided demonstrating compliance with Section 5.2(a) and Section 5.2(b) of the Loan Agreement.

Section 5.2(a) - Total Debt to EBITDA                                        3.0 to 1.0

         Actual at _______________,19___

         (1)     Total Debt                                         $
                                                                     ---------------------------------

         (2)     EBITDA                                             $
                                                                     ---------------------------------

         (3)     Ratio of (1) to (2)                                                 ____ to ____


Section 5.2(b) - Fixed Charge Coverage Ratio                        [2.25 to 1.0 as of
                                                                    12/31/97 and 3/31/98]

         Actual at _______________, 19___                           [2.5 to 1.0 as of 6/30/98
                                                                    and thereafter]



         (1)     EBILTDA                                            $
                                                                     ---------------------------------

         (2)     Interest and Lease Charges                         $
                                                                     ---------------------------------

         (3)     Ratio of (1) to (2)                                                 ____ to ____



                 All capitalized terms used herein but not defined herein shall have the meanings set forth for those terms in the Loan Agreement.

                                                   Yours truly,

                                                   AMERICAN MANAGEMENT SYSTEMS, INC.

                                                   By:
                                                       -----------------------------------------------

                                                   Name:
                                                         ---------------------------------------------

                                                   Title:
                                                          --------------------------------------------

                                   EXHIBIT H


                              CLOSING CERTIFICATE

         The undersigned, as ____________________ of American Management Systems, Incorporated (the "Borrower" and "Guarantor"), in connection with that certain Multi-Currency Revolving Credit Agreement (the "Loan Agreement") of even date herewith by and among Borrower and Guarantor, the Lenders named therein (each a "Lender"), NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, hereby certifies to the Lenders that:

                 1. Attached hereto as Exhibit A is a true, correct, and complete copy of resolutions of the Board of Directors of Borrower and Guarantor duly adopted as of the ____ day of __________, 1997, such corporate action having been duly taken in accordance with the provisions of applicable law, the Articles of Incorporation and the By-Laws of Borrower and Guarantor, and being now in full force and effect, without any modifications in any respect. The resolutions attached as Exhibit A authorize Borrower and Guarantor and the officers designated therein to execute and deliver, and to do all things necessary or appropriate for the payment and performance of all Borrower's and Guarantor's obligations under the Loan Agreement, the Revolving Credit Note, the Swingline Note, the Competitive Bid Note, and the other Loan Documents to which Borrower and Guarantor is party. Each of the Loan Documents to which Borrower and Guarantor is a party has been duly executed and delivered by Borrower and Guarantor.

                 2. Each of the representations and warranties of Borrower and Guarantor contained in the Loan Agreement and the other Loan Documents is accurate and complete in all respects as of the date of this Certificate.

                 3. The following persons have been duly elected to the offices set forth beside their names, have been duly qualified, and as of the date of the execution of the Loan Agreement were, and on the date hereof are, officers or other representatives of Borrower and Guarantor, holding, in the case of officers, the offices set forth opposite their respective names below, and the signatures set forth opposite their respective names are their respective genuine signatures:

                 Name                              Title                             Signature
                 ----                              -----                             ---------



                 --------------------------        --------------------------        --------------------------


                 --------------------------        --------------------------        --------------------------

                 This Certificate is made and delivered for the benefit of Lenders, and Lenders are entitled to rely on the warranties, representations and facts set forth herein in making the Revolving Credit Loans, Swingline Loans, and Competitive Bid Loans described in and pursuant to the Loan Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

                 IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of Borrower and Guarantor, as of the ____ day of __________, 1998.



                                       AMERICAN MANAGEMENT SYSTEMS,
                                       INCORPORATED


                                       By:                                (Seal)
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------



                                       ----------------------------------
                                       Attest

                                       [CORPORATE SEAL]

                                   EXHIBIT I


                              CLOSING CERTIFICATE

                 The undersigned, who is the _______________ of ____________________, a corporation (the "Borrower"), in connection with that certain Multi-Currency Revolving Credit Agreement (the "Loan Agreement") of even date herewith by and among American Management Systems, Inc. ("AMS"), Borrower, various other Subsidiaries of AMS, the Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, hereby certifies to Lender that:

                 1. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions of the Board of Directors of Borrower duly adopted as of the ____ day of ___________, 1997, such corporate action having been duly taken in accordance with the provisions of applicable law, the Articles of Incorporation and the By-Laws of Borrower, and being now in full force and effect, without any modifications in any respect. The resolutions attached as Exhibit A authorize Borrower and the officers designated therein to execute and deliver, and to do all things necessary or appropriate for the payment and performance of all the Borrower's obligations under, the Loan Agreement, the Revolving Credit Note, the Swingline Note, the Competitive Bid Note and the other Loan Documents to which the Borrower is party. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower.

                 2. Each of the representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents is accurate and complete in all respects as of the date of this Certificate.

                 3. The following persons have been duly elected to the offices set forth beside their names, have been duly qualified, and as of the date of the execution of the Loan Agreement were, and on the date hereof are, officers or other representatives of Borrower holding, in the case of officers, the offices set forth opposite their respective names below, and the signatures set forth opposite their respective names are their respective genuine signatures:



                 Name                              Title                             Signature
                 ----                              -----                             ---------


                 --------------------------        --------------------------        --------------------------


                 --------------------------        --------------------------        --------------------------


                 This Certificate is made and delivered for the benefit of Lender and Lender is entitled to rely on the warranties, representations and facts set forth herein in making the Revolving Credit Loans, Swingline Loans, and Competitive Bid Loans, described in and pursuant to the Loan Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

                 IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of Borrower, as of the ____ day of __________, 1998.

                                          [NAME OF BORROWER]

                                          By:                             (Seal)
                                              --------------------------

                                          Name:
                                                ------------------------

                                          Title:
                                                 -----------------------



                                          ------------------------------
                                          Attest

                                          [CORPORATE SEAL]

                                   EXHIBIT J





NationsBank, N.A.,
as Administrative Agent for the Lenders

-----------------------------

-----------------------------
Attention: Syndicate Services



Re: Multi-Currency Revolving Credit Agreement (the "Loan Agreement") dated as of January ____, 1998 by and among NationsBank, N.A., as Administrative Agent, Wachovia Bank, N.A., as Documentation Agent, the Lenders named therein and American Management Systems, Incorporated; AMS Management Systems Deutschland GmbH, AMS Management Systems Europe S.A./N.V., AMS Management Systems U.K. Ltd., AMS Management Systems Canada Inc., AMSY Management Systems Netherlands, B.V., Nordic Business Management Systems AB, AMS Management Systems Australia Pty. Limited, AMS Management Systems Espana, S.A., AMS Management Systems (Switzerland) AG, AMS Management Systems Italia S.p.A. and AMS Management Systems France, S.A. (each a "Borrower," collectively, the "Borrowers")

Ladies and Gentlemen:

                 We have acted as counsel to American Management Systems, Incorporated ("AMS"), as a Borrower and as Guarantor, in connection with the Loan Agreement. As counsel, we have examined executed copies of the following fully executed documents, each dated as of the date hereof (collectively, the "Loan Documents"):

                 1.       the Loan Agreement,

                 2. the Revolving Credit Note of AMS (the "Revolving Credit Note"),

                 3.       the Swingline Note of AMS, and

                 4.       the Competitive Bid Note of AMS.

                 In connection with our opinion, we have examined a certificate (the "Closing Certificate"), dated the date hereof, from the corporate secretary of AMS. We have also examined the following: (i) the Second Amended and Restated Certificate of Incorporation of AMS, as certified to us by the Closing Certificate, (ii) the Bylaws of AMS in effect on the date hereof, as certified to us by the Closing Certificate; (iii) copies of the resolutions of the Board of Directors of AMS and the unanimous written consent of the Executive Committee of the Board of Directors of AMS authorizing the execution, delivery and performance of each of the Loan Documents, as certified to us by the Closing Certificate, and (iv) the good standing certificates for AMS, dated December ____, 1997, provided and certified by the Secretary of State of the

State of Delaware and the State Corporation Commission of the Commonwealth of Virginia, respectively. Our examination did not include any review of the files, documents or internal records of any Borrower.

                 Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by AMS in the Closing Certificate and in the Loan Documents, and upon the certificates of public officials referred to above.

                 The opinions expressed in this letter concern only the effect of the Delaware General Corporation Law and the laws (excluding the principles of conflict of laws) of the State of New York. We assume no obligation to supplement this letter if any of the applicable laws or facts changes in any manner. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

                 Based upon and subject to the foregoing and to the qualifications stated herein, we are of the opinion that:

                 I. AMS is a corporation validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Delaware and the Commonwealth of Virginia. AMS has the corporate power and authority to execute, deliver and perform the Loan Documents.

                 II. All requisite corporate action on the part of AMS, to authorize the execution and delivery of the Loan Documents has been taken. The Loan Documents have been duly executed and delivered by AMS. Each of the Loan Documents constitutes a legal, valid and binding obligation enforceable against AMS as a Borrower in accordance with its terms.

                 III. The Guaranty has been duly executed and delivered by Guarantor, and the Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

                 IV. No authorization, consent, approval, license, exemption of or filing or registration with any Virginia or New York court or any Virginia or New York governmental department, commission, board, bureau, agency or other instrumentality and no corporate filing by AMS or consent by the shareholders of AMS under Delaware General Corporation Law (collectively, the "Consents") is or will be necessary for the valid execution, delivery or performance by AMS of the Loan Agreement, the Guaranty and each of the other Loan Documents, or for the payment to Lenders of any sums due under such documents, except for Consents previously obtained.

                 The opinions set forth in this letter are subject to the following additional qualifications:

                 A. Our opinions herein as to the qualifications and good standing of AMS are solely based upon the good standing certificates issued by the applicable state regulatory authority, and are rendered as of the date of the applicable certificate.

                 B. Our opinions are subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws or equitable principles relating to or affecting the rights of debtors, creditors or other obligees generally.

                 C. Our opinions are subject to the effects of the exercise of judicial discretion and applicable principles of equity, whether such principles are applied by a court of equity or a court of law, including, without limitation, such principles relating to the availability of specific performance and other equitable remedies.

                 D. Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the Lenders.

                 E. Notwithstanding language in the Loan Documents that may imply otherwise, a court of equity could enjoin a Lender from enforcing its remedies under the Loan Documents by reason of any unconscionable or inequitable conduct by the Lender, or if there are equitable defenses, defenses arising from the Lender's failure to act in accordance with the terms and conditions of the Loan Documents, defenses arising as a consequence of the passage of time, defenses arising as a result of the Lender's failure to act reasonably or in good faith in attempting to exercise its remedies, or any other similar defenses.

                 F. The provisions regarding the remedies available to a Lender on default as set forth in the Loan Documents are subject to certain procedural and other requirements which, with regard to several of the remedies, are not reflected in the Loan Documents. These requirements affect and may restrict rights and remedies stated in the Loan Documents to be available to the Lender.

                 G. We express no opinion on the enforceability of any provisions of the Loan Documents that entitle a Lender, as a matter of right, after the occurrence of a default, to cause the appointment of a receiver or to exercise powers of attorney granted to it.

                 H. We express no opinion on the enforceability of any provisions of the Loan Documents: (i) imposing increased interest rates and/or late payment charges upon delinquency in payment or upon the occurrence of a default, to the extent such provisions may be deemed to constitute penalties, or (ii) under which AMS as a Borrower or as Guarantor may be obligated to pay legal and other professional fees incurred by a Lender or the cost of collection following a default, to the extent a court could conclude such fees are unreasonable, are inequitable or constitute a penalty.

                 I. We express no opinion on the enforceability of any provisions of the Loan Documents under which AMS as Borrower or Guarantor waives any rights afforded under any statute or constitutional provision or by which any of the parties waives any rights afforded under applicable law after a default, including, without limitation, any waiver of the right to a jury trial or of the right to receive consequential and punitive damages, or any provisions of the Loan Documents under which any applicable statutes of limitations are tolled or waived.

                 J. We express no opinion on the enforceability of any provisions of the Loan Documents that provide that the provisions of any of the Loan Documents are severable, to the extent that any material provisions thereof is found to be unenforceable.

                 K. We express no opinion on the enforceability of the prepayment provisions, including any yield maintenance premium, contained in the Loan Documents.

                 L. Our opinion is as of the date hereof and is based upon and limited to laws and regulations as in effect on the date of this letter. We assume no obligation to update the opinions set forth herein.

                 M. Except to the extent expressly set forth above, (i) in rendering the opinions set forth herein, we have relied upon the assumptions set forth in Section 4 of the Third-Party Legal Opinion Report, including the Legal Opinion Accord, of the Section of Business Law of the American Bar Association, dated 1991 (the "Accord"), (ii) this opinion does not address the legal issues set forth in Section 19 of the Accord, and (iii) this opinion is subject to the General Qualifications as defined in Section 11 of the Accord.

                 The opinions expressed in this letter are solely for the use of the Lenders. These opinions may not be relied on by or distributed to any other persons without our express prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions may be inferred beyond the matters expressly stated.

                                           Very truly yours,



                                           SHAW, PITTMAN, POTTS & TROWBRIDGE

                                   EXHIBIT K


                           ASSIGNMENT AND ACCEPTANCE

                 Reference is made to the Multi-Currency Revolving Credit Agreement dated as of January __, 1998, by and among American Management Systems, Incorporated, various of its Subsidiaries, the Lenders named therein, NationsBank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, as from time to time amended, modified, supplemented, renewed, or extended (the "Loan Agreement"). Any term used herein that is defined in the Loan Agreement shall have the same meaning when used herein.

                 1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Loan Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor.
Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 12.13(b) of the Loan Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

                 2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in
Section 12.13(b) of the Loan Agreement, duly completed and executed by such Assignee, (iii) if the Assignee is not already a Lender under the Loan Agreement, an Administrative Questionnaire in the form of Exhibit L to the Loan Agreement, and (iv) a processing and recordation fee of $3,500.00.

                 3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of laws principles or provisions.

Date of Assignment:
                                  -------------------------------------------

Legal Name of Assignor:
                                  -------------------------------------------


Legal Name of Assignee:
                                  -------------------------------------------


Assignee's Address for Notices:
                                  -------------------------------------------


Effective Date of Assignment (may
not be fewer than 5 Business Days
after the Date of Assignment):
                                  -------------------------------------------


                                                                    Percentage Assigned of Facility and
                                                                    Commitment Thereunder (set forth,
                                                                    to at least 8 decimals, as a percentage
                                                                    of the Facility and the aggregate
Facility                  Principal Amount Assigned                 Commitments of all Lenders)
--------                  -------------------------                 ----------------------------------


-----------------         ----------------------------------        ----------------------------------


Commitment:                       $_______________ (_____%)

Assigned:
                                  -------------------------------------------

Loans:
                                  -------------------------------------------

Fees Assigned (if any):
                                  -------------------------------------------

The terms set forth above are hereby agreed to:


Accepted:


                                  , as Assignor             NATIONSBANK, N.A.,
----------------------------------                          as Administrative Agent




By:                                                         By:
    -----------------------------------------------            ------------------------------------------------

Name:                                                       Name:
      ---------------------------------------------               ---------------------------------------------

Title:                                                      Title:
       --------------------------------------------                --------------------------------------------


                                  , as Assignee             [NAME OF BORROWER]
----------------------------------


By:                                                         By:
    -----------------------------------------------             -----------------------------------------------

Name:                                                       Name:
      ---------------------------------------------               ---------------------------------------------

Title:                                                      Title:
       --------------------------------------------                --------------------------------------------

                                   EXHIBIT L


                          ADMINISTRATIVE QUESTIONNAIRE

                         ____________________ (Company)
             $120,000,000 Multi-Currency Revolving Credit Agreement


                 Please provide the following administrative details with respect to your participation in the Multi-Currency Revolving Credit and Term Loan Agreement (the "Loan Agreement"):

                 1. Identification. The full name (indicating punctuation and upper and lower case letters), address, contact, and telephone, telex, and fax numbers of your institution as they are to appear in documentation.

                 2. Payment instructions. The name, address and account numbers, together with any necessary reference, of your (correspondent) banks for payment of fees, interest and principal under the Loan Agreement. Unless individual details are provided, it will be assumed that all such items are to be paid to the same account.

                 3. Notice. The name, address, and telephone, telex, and fax numbers of the Person to whom notices should be sent upon receipt from the borrower.


                 Please direct your responses regarding administration details to the attention of _______________ at NationsBank, N.A., ________________.

                                 SCHEDULE 2.11

The following is a description of the existing Letters of Credit issued by Wachovia pursuant to the Existing Credit Agreement:

         (1) LC No. 968-090225, issued 9/12/97 in favor of The Traveler's Indemnity Co., stated amount $200,000 U.S. Dollars.

                                  ATTACHMENT A


                              AUTHORIZATION MATRIX